UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2011 (October 29, 2010)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

          On October 29, 2010, we acquired 98.73% of the issued share capital of KSNET, Inc. (“KSNET”) for a cash payment of KRW 270 billion (the “Acquisition”), subject to an estimated post-closing working capital adjustment of $2.1 million. Under the share purchase agreement, we were required to transfer the movement in net working capital (excluding deferred taxes) between June 30, 2010, and October 29, 2010 to the sellers.

          On November 3, 2010, we filed a Current Report on Form 8-K (the “Form 8-K”) under Item 2.01 to report the completion of the Acquisition. In response to parts (a) and (b) of Item 9.01 of the Form 8-K, we stated that we would file the required financial information by amendment, as permitted by Item 9.01. This Form 8-K/A is being filed to provide certain historical financial statements of KSNET and pro forma financial information .

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibits	Description

23.1	Consent of Ernst & Young Han Young

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
KSNET, Inc.

We have audited the accompanying balance sheets of KSNET, Inc. (the “Company”) as of December 31, 2009 and 2008, and the related statements of income, changes in equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young Han Young
Seoul, Republic of Korea
January 10, 2011

KSNET, Inc.
BALANCE SHEETS
as of December 31, 2009 and 2008

		(In thousands of Korean won,
		except share data)
		2009		2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents (Note 6)	￦	18,650,898	￦	8,097,531
Short-term financial instruments (Notes 3, 6 and 18)		2,228,000		5,738,000
Accounts receivable, net (Notes 4 and 6)		10,911,842		7,693,116
Inventory (Note 5)		961,153		1,029,647
Deferred tax assets (Note 15)		482,053		729,238
Other current assets (Notes 6, 11 and 20)		13,046,226		9,796,119
Total current assets		46,280,172		33,083,651
AVAILABLE-FOR-SALE SECURITIES (Note 6)		100,000		100,000
PROPERTY AND EQUIPMENT, net (Note 9)		24,870,181		20,545,591
INTANGIBLE ASSETS, net (Note 10)		23,385		30,772
NON-CURRENT ACCOUNTS RECEIVABLE, net (Notes 4 and 6)		1,906,418		2,889,876
NON-CURRENT DEFERRED TAX ASSETS (Note 15)		-		38,918
OTHER NON-CURRENT ASSETS (Notes 3, 6 and 11)		5,568,270		5,751,657
TOTAL ASSETS		78,748,426		62,440,465

LIABILITIES
CURRENT LIABILITIES
Accounts payable (Note 6)		6,462,841		4,301,624
Short-term borrowings (Note 6)		-		4,000,000
Current portion of long-term debt (Notes 6 and 8)		10,000,000		-
Other current liabilities (Notes 6, 7, 11 and 20)		16,744,433		13,617,056
Total current liabilities		33,207,274		21,918,680
LONG-TERM DEBT (Notes 6 and 8)		-		4,000,000
ACCRUED SEVERANCE BENEFITS, net (Note 14)		749,779		733,989
NON-CURRENT DEFERRED TAX LIABILITIES (Note 15)		389,488		-
OTHER NON-CURRENT LIABILITIES (Notes 11 and 15)		963,778		-
TOTAL LIABILITIES		35,310,319		26,652,669

EQUITY
COMMON STOCK (Note 13)		6,802,883		7,275,892
Authorized shares: 36,500,000 with ￦500 par value at December 31, 2009 and 2008 Issued and outstanding shares: 13,605,766 and 14,551,784 at December 31, 2009 and 2008, respectively
ADDITIONAL PAID-IN-CAPITAL (Note 13)		33,568		33,568
RETAINED EARNINGS		36,601,656		28,478,336
TOTAL EQUITY		43,438,107		35,787,796

TOTAL LIABILITIES AND EQUITY	￦	78,748,426	￦	62,440,465

See accompanying notes to financial statements.

KSNET, Inc
STATEMENTS OF INCOME
for the years ended December 31, 2009, 2008 and 2007

		(In thousands of Korean won, except per share data)
		2009		2008		2007
REVENUE
Services rendered	￦	87,382,235	￦	72,434,882	￦	66,306,804
Sale of merchandise (Note 20)		2,657,854		3,260,281		4,025,601
Others		196,260		345,838		47,707
		90,236,349		76,041,001		70,380,112

EXPENSE
Cost of services rendered		45,193,746		36,384,790		32,371,800
Cost of merchandise sold (Note 20)		2,694,231		3,411,359		4,167,976
Selling, general and administrative expenses		23,804,823		1,759,563		21,571,238
Depreciation and amortization		3,057,302		3,072,933		2,741,552
		74,750,102		64,628,645		60,852,566

OPERATING INCOME		15,486,247		11,412,356		9,527,546

INTEREST INCOME, net		209,430		1,152,529		3,154,316

OTHER INCOME (EXPENSE), net (Note 12)		47,436		(252,551)		158,596

INCOME BEFORE INCOME TAXES		15,743,113		12,312,334		12,840,458

INCOME TAX EXPENSE (Note 15)		3,851,074		3,135,605		4,274,357

NET INCOME	￦	11,892,039	￦	9,176,729	￦	8,566,101

Net income per share (Note 16)

Basic earnings attributable to KSNET shareholders	￦	862	￦	616	￦	529
Diluted earnings attributable to KSNET shareholders	￦	862	￦	616	￦	424

See accompanying notes to financial statements.

KSNET, Inc.
STATEMENTS OF CHANGES IN EQUITY AND COMPREHENSIVE INCOME (in thousands of Korean won, except share data)
for the years ended December 31, 2009, 2008 and 2007

	Common stock							Preferred stock
	Number of				Treasury		Additional	Number				Additional		Retained		Total
	shares		Amount		stock		paid-in capital	of shares		Amount		paid-in capital		earnings		equity
Balance – Jan. 1, 2007	16,355,138	￦	8,177,569	￦	(329,156)	￦	33,568	4,000,000	￦	2,000,000	￦	40,701,975	￦	33,459,687	￦	84,043,643
Exercise of stock warrants	16,000		8,000		-		-	-		-		-		-		8,000
Comprehensive income:	-		-		-		-	-		-		-		-		-
Net income	-		-		-		-	-		-		-		8,566,101		8,566,101
Balance – Dec. 31, 2007	16,371,138		8,185,569		(329,156)		33,568	4,000,000		2,000,000		40,701,975		42,025,788		92,617,744

Balance – Jan. 1, 2008	16,371,138		8,185,569		(329,156)		33,568	4,000,000		2,000,000		40,701,975		42,025,788		92,617,744
Capital reduction – common stock	(1,654,776)		(827,388)		-		-	-		-		-		(6,327,289)		(7,154,677)
Capital reduction – preferred stock	-		-		-		-	(4,000,000)		(2,000,000)		(40,701,975)		(16,150,025)		(58,852,000)
Stock retirement	(164,578)		(82,289)		329,156		-	-		-		-		(246,867)		-
Comprehensive income:	-		-		-		-	-		-		-		-		-
Net income	-		-		-		-	-		-		-		9,176,729		9,176,729
Balance – Dec. 31, 2008	14,551,784		7,275,892		-		33,568	-		-		-		28,478,336		35,787,796

Balance – Jan. 1, 2009	14,551,784		7,275,892		-		33,568	-		-		-		28,478,336		35,787,796
Adoption of FIN 48 -adjustment to opening retained earnings	-		-		-		-	-		-		-		(154,210)		(154,210)
Revised retained earnings														28,324,126		35,633,586
Capital reduction	(946,018)		(473,009)		-		-	-		-		-		(3,614,509)		(4,087,518)
Comprehensive income:	-		-		-		-	-		-		-		-		-
Net income	-		-		-		-	-		-		-		11,892,039		11,892,039

Balance – Dec. 31, 2009	13,605,766	￦	6,802,883	￦	-	￦	33,568	-	￦	-	￦	-	￦	36,601,656	￦	43,438,107

See accompanying notes to financial statements.

KSNET, Inc.
STATEMENTS OF CASH FLOWS
for the years ended December 31, 2009, 2008 and 2007

		(In thousands of Korean won)
		2009		2008		2007
Cash flows from operating activities
Net income	￦	11,892,039	￦	9,176,729	￦	8,566,101

Adjustments to reconcile net income to net cash provided by operating activities
Provision for severance benefits		795,660		944,342		887,842
Depreciation and amortization		9,893,357		8,469,269		7,554,783
Loss (gain) on disposal of property and equipment		(6,503)		92,355		4,212
Loss (gain) on valuation of derivatives		(69,567)		91,833		-
Gain on disposal of investment securities		-		-		(215,948)
Bad debt expenses		(138,328)		204,459		(269,892)
Changes in operating assets and liabilities:
Decrease (increase) in long-term accounts receivable		983,457		(343,593)		(859,125)
Increase in accounts receivable		(3,109,970)		(1,184,438)		(562,333)
Decrease (increase) in other receivables		89,734		(102,420)		(34,318)
Decrease in accrued income		62,234		511,817		18,662
Decrease (increase) in advanced payments		1,558,187		(385,740)		(2,027,581)
Increase in prepaid expenses		(4,938,925)		(3,311,860)		(68,116)
Decrease (increase) in inventory		(12,002,583)		(7,752,580)		(5,449,491)
Decrease (increase) in guarantee deposits		(153,487)		1,432,905		343,8820
Decrease in deferred tax assets		286,103		74,500		99,355
(Decrease) increase in deferred tax liabilities		389,488		(95,930)		95,930
Decrease in accounts payable		2,161,217		676,297		3,148,047
Increase in other payables		90,457		(406,558)		(2,307,639)
(Decrease) increase in advances from customers		(161,577)		(106,398)		106,349
(Decrease) increase in value-added tax payable		317,233		15,516		(179,587)
Increase in accrued expenses		28,398		68,978		27,485
Decrease in deposits received		(190,156)		(20,869)		(53,124)
Increase in withholdings		3,439,170		1,753,869		2,208,543
Decrease in income taxes payable		(326,582)		(91,536)		(9,864)
Increase in other non-current liabilities		809,567		-		-
(Decrease) increase in deposit for severance benefits insurance		(448,515)		294,600		(318,622)
Payment of severance benefits		(331,355)		(1,368,019)		(921,628)
Net cash provided by operating activities		10,918,753		8,637,528		9,783,861
Cash flows from investing activities
Decrease in short-term financial instruments		3,510,000		7,293,325		21,065,055
Decrease in restricted cash		-		24,428		-
Proceeds from sale of investment securities		-		-		329,240
Decrease in short-term loans		43,140		6,175		83,459
Decrease in long-term loans		736,912		554,111		567,992
Decrease in other investment		-		-		101,650
Proceeds from the disposal of property and equipment		174,112		316,752		77,824
Increase in restricted cash		-		-		(24,428)
Increase in long-term financial instruments		(6,000)		(6,000)		(133,000)
Acquisition of investment securities		-		(100,000)		-
Increase in short-term loans		(53,000)		-		(35,000)
Increase in long-term loans		(375,000)		(826,880)		(309,400)
Increase in other investment		(942)		(174,187)		-
Acquisition of property and equipment		(2,307,090)		(2,653,533)		(3,619,765)
Net cash (used in) provided by investing activities	￦	1,722,132	￦	4,434,191	￦	18,103,627

KSNET, Inc.
STATEMENTS OF CASH FLOWS (continued)
for the years ended December 31, 2009, 2008 and 2007

		(In thousands of Korean won)
		2009		2008		2007
Cash flows from financing activities
Proceeds from short-term borrowings	￦	-	￦	4,000,000	￦	8,000
Proceeds from issuance of long-term debt		6,000,000		4,000,000		-
Repayment of current portion of long-term debt		-		-		(8,000)
Repayment of short-term borrowings		(4,000,000)		-		(2,500)
Capital reduction		(4,087,518)		(66,006,677)		-
Net cash used in financing activities		(2,087,518)		(58,006,677)		(2,500)
Net increase (decrease) in cash and cash equivalents		10,553,367		(44,934,958)		27,884,988
Cash and cash equivalents – beginning of year		8,097,531		53,032,489		25,147,501
Cash and cash equivalents at end of year	￦	18,650,898	￦	8,097,531	￦	53,032,489

Non cash transaction
		2009		2008		2007
Transfer from inventory to property and equipment	￦	12,071,077	￦	7,259,169	￦	5,546,053

See accompanying notes to financial statements.

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

1.      DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

          Description of business

          KSNET, Inc. (the “Company”) was established through split-off from Chosun I&C on December 30, 1999 and engages in providing Value Added Network (VAN) services and the sale of communication equipment in the Republic of Korea.

          The Company’s capital stock amounts to ￦6,802,883 thousand as of December 31, 2009 and the Company’s shareholders and their ownership as of December 31, 2009 are as follows:

	Number of shares	Ownership (%)

H&QNPS Van Investment	6,716,500	49.37
Payment Services Asia LLC	6,716,500	49.37
Others	172,766	1.26
	13,605,766	100.00

          Basis of presentation

          The Company maintains its accounting records in Korean won and the accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

2.      SIGNIFICANT ACCOUNTING POLICIES

          Use of estimates

         The preparation of the Company’s financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of property and equipment; allowances for doubtful accounts; the valuation of derivatives, deferred tax assets, property and equipment, inventory, investment securities; and accrued severance benefits, income tax uncertainties and other contingencies.

          Cash and cash equivalents

          The Company considers cash equivalents as all highly liquid investments and short-term financial instruments, which are readily convertible to cash without significant transaction cost, and do not carry significant risk from changes in interest rates, and with maturities of three months or less when purchased. Cash and cash equivalents mainly consist of money market trust and checking deposits.

          Allowance for doubtful accounts

          Allowance for doubtful accounts is estimated based on an analysis and past experience of collections of individual accounts such as accounts receivable, other receivables and loans. Allowance for doubtful accounts is presented as a deduction from receivables. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

2.      SIGNIFICANT ACCOUNTING POLICIES (continued)

          Property and equipment

          Property and equipment are shown at cost less accumulated depreciation. Property and equipment are depreciated on the straight-line basis at rates which are estimated to depreciate the assets to their anticipated residual values over their useful lives. Within the following asset classifications, the expected economic lives are approximately:

Buildings	30 years
Structures	8 years
Vehicles	4 years
Tools, furniture and fixtures	3 to 4 years
Machinery and equipment	8 years
Software	5 years

               The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in the statements of income.

          Property and equipment do not require that an annual impairment test be performed; instead, they are tested for impairment upon the occurrence of a triggering event. Triggering events include the more likely than not disposal of a portion of such assets or the occurrence of an adverse change in the market involving the business employing the related assets. There were no impairment losses for the years ended December 31, 2009, 2008 and 2007.

          Sales taxes

          Revenues and expenses are presented net of value added taxes, as the case may be.

          Income taxes

          The Company provides for income taxes using the asset and liability method. This approach recognizes the amount of taxes payable or refundable for the current year, as well as deferred tax assets and liabilities for the future tax consequence of events recognized in the financial statements and tax returns. Deferred income taxes are adjusted to reflect the effects of changes in tax laws or enacted tax rates. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          Under the Corporate Tax Act in the Republic of Korea, corporate taxpayers are subject to corporate income taxes on taxable income at 22% (10% is applicable to the first ￦200 million of taxable income) in 2009. On top of the corporate income tax, 10% resident surtax is also assessed; thus the statutory tax rate becomes 24.2% or 11% depending on the amount of taxable income; therefore, the income tax rate during the year ended December 31, 2009 was 24.2% . The income tax rate during the years ended December 31, 2008 and 2007 was 27.5% (including 10% resident surtax).

          In establishing the appropriate income tax valuation allowances, the Company assesses the realizability of its net deferred tax assets, and based on all available evidence, both positive and negative, determines whether it is more likely than not that the net deferred tax assets or a portion thereof will be realized.

          Effective January 1, 2009, the Company adopted the provisions of Accounting Standards Codification (“ASC”) 740, Income Taxes, which set outs a consistent framework to determine the appropriate level of tax reserve for uncertain tax positions. The Company uses a two-step approach wherein a tax benefit is recognized if a position is more-likely-than-not to be sustained. The amount of the benefit is then measured as the highest tax benefit which is greater than 50% likely to be realized. The difference between the benefit recognized for a position in accordance with ASC 740 and the tax benefit claimed on a tax return is referred to as an unrecognized tax benefit.

          The Company’s policy is to include interest related to unrecognized tax benefits in interest income, net and penalties in selling, general and administration in the statements of income.

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

2.      SIGNIFICANT ACCOUNTING POLICIES (continued)

          Intangible assets

          Intangible assets are shown at cost less accumulated amortization. Intangible assets are amortized over the following useful lives:

Trademarks	10 years

          Intangible assets are periodically evaluated for recoverability, and those evaluations take into account events or circumstances that warrant revised estimates of useful lives or that indicate an impairment exists.

          Research and development expenditures

          Research expenditures are charged to net income in the period in which they are incurred.

          Costs in respect of the development of software for the Company’s internal use are expensed as incurred, except to the extent that these costs are incurred during the application development stage. All other costs including those incurred in the project development and post-implementation stages are expensed as incurred. For the years ended December 31, 2009, 2008 and 2007, the amount of research and development expenditures charged to net income were ￦69,000 thousand, ￦86,800 thousand and ￦68,000 thousand, respectively.

          Inventory

          Inventory is stated at the lower of cost or market value. Cost is determined on a first-in, first-out basis and includes transport and handling costs.

          Investment securities

          The Company classifies its debt security into available-for-sale security. The Company classifies its equity securities that do not have readily determinable fair values as other investment securities and those securities are stated at cost.

          The Company reviews its investment portfolio each reporting period to determine whether there are identified events or circumstances that would indicate there is a decline in the fair value that is considered to be other-than-temporary. For other securities which are stated at cost, if there are no identified events or circumstances that would have a material adverse effect on the fair value of the investment, then the fair value is not estimated. If an investment is deemed to have experienced an other-than-temporary decline below its cost basis, the Company reduces the carrying amount of the investment to its quoted or estimated fair value, as applicable, and establishes a new cost basis for the investment. There was no impairment loss on investment securities recognized for the years ended December 31, 2009, 2008 and 2007.

          Fair value measurements

          The Company applies fair value accounting for all financial assets and liabilities and non−financial assets and liabilities that are recognized or disclosed at fair value in the financial statements. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market−based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk. ASC 820, Fair Value Measurements and Disclosure (“ASC 820”), establishes a framework for measuring fair value and expands disclosures about fair value measurements.

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

2.      SIGNIFICANT ACCOUNTING POLICIES (continued)

          Derivatives

          The Company recognizes all derivative financial instruments in the balance sheets as either assets or liabilities at fair value.

          For a derivative financial instrument not designated as a hedging instrument, the gain or loss is recognized in earnings in the period of change.

          Revenue recognition

          The Company recognizes revenue when:

  There is persuasive evidence of an agreement or arrangement;
  Delivery of products has occurred or services have been rendered;
  The seller’s price to the buyer is fixed or determinable; and
  Collectability is reasonably assured.

          The Company’s revenue mainly consists of revenue from Card VAN, Banking VAN, Payment Gateway (PG) and sale of merchandise. The Company’s revenue recognition methods for each component are as follows:

Card VAN

          Card VAN services consist of services relating to authorization of credit card transactions including transmission of transaction details (Authorization Service), and collection of receipts associated with the credit card transactions (Collection Service). With its Authorization Service, the Company connects credit card companies with merchants online when a customer uses his/her credit card via terminals installed at merchants’ sites and the Company’s central processing server for approval of credit card transactions. Immediately after approval of credit card transactions, the Company transmits details of the transactions to credit card companies online for processing payments. Collection Service captures the transaction data and gathers receipts as documented evidences and provides them to credit card companies upon request. The Company earns service fees based on the number of processed transactions for credit card companies when services are rendered in accordance with the contracts entered into between credit card companies and the Company. The Company bills for its service charges to credit card companies each month. Each service could be provided either individually or collectively, based on terms of contracts.

          The Company charges commission fee to credit card companies for the Authorization Service provided based on the number of approvals transferred. The right to receive fee for services rendered will take effect as credit card transactions are approved and details of the transactions are transmitted. Therefore, revenues from the Authorization Service are recognized when the credit card transactions are authorized and details of the transactions are transmitted. In the case of Collection Service, the Company is not allowed to receive its commission fees until it provides collected receipts to the credit card companies. Therefore, revenue from the Collection Service is recognized when the Company collects the receipts and provides them to the card companies.

          For multi-element arrangements, the Company has identified two deliverables in arrangements. The first deliverable is the Authorization Service, and the second deliverable is the Collection Service. The Company evaluates each deliverable in an arrangement to determine whether they represent separate units of accounting. A deliverable constitutes a separate unit of accounting when it has standalone value and there are no customer-negotiated refunds or return rights for the delivered elements. If the arrangement includes a customer-negotiated refund or return right relative to the delivered item and the delivery and performance of the undelivered item is considered probable and substantially in the Company's control, the delivered element constitutes a separate unit of accounting. In instances when the aforementioned criteria are not met, the deliverable is combined with the undelivered elements and the allocation of the arrangement consideration and revenue recognition is determined for the combined unit as a single unit. Allocation of the consideration is determined at arrangement inception on the basis of each unit's relative selling price. In such circumstances, the Company uses a hierarchy to determine the selling price to be used for allocating revenue to deliverables: (i) vendor-specific objective evidence of fair value (“VSOE”), (ii) third-party evidence of selling price (“TPE”), and (iii) best estimate of the selling price (“ESP”).

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

2.      SIGNIFICANT ACCOUNTING POLICIES (continued)

          Revenue recognition (continued)

Card VAN (continued)

          VSOE generally exists only when the Company sells the deliverable separately and is the price actually charged by the Company for that deliverable. ESPs reflect the Company’s best estimates of what the selling prices of elements would be if they were sold regularly on a stand-alone basis. Because the Company has neither VSOE nor TPE for the two deliverables, the allocation of revenue has been based on the Company’s ESPs. Amounts allocated to the Authorization and the Collection Service are recognized at the time of service provided the other conditions for revenue recognition have been met.

          The Company’s process for determining its ESP for deliverables without VSOE or TPE considers multiple factors that may vary depending upon the unique facts and circumstances related to each deliverable. Key factors considered by the Company in developing the ESPs include prices charged by the Company, historical pricing practices and controls, range of prices for various customers and the nature of the services. Consideration is also given to market conditions such as competitor pricing strategies and market perception.

Banking VAN

          Banking VAN is a division supporting a Company’s fund management business (large payment transfers, collections, etc.) by relaying financial transactions between client companies and financial institutions. Financial transactions between two or more business enterprises, or between business enterprises and their customers, are conducted through the transaction-processing network established between the Company and the banks. Revenue from the Banking Van service is recognized when the service is rendered by the Company.

Payment Gateway service (PG service)

          With its PG service, the Company provides the Internet-based settlement service between on-line shopping mall and a credit card company when a customer uses his/her credit card, debit card or on-line payment to pay for goods or services. The Company receives fees for carrying out settlements for electronic transactions. Revenue from the PG service is recognized when the service is rendered by the Company.

Sale of merchandise

          The Company buys terminals from manufacturers, and subsequently sells them through its subsidiary agencies. Revenue is recognized when significant risks and rewards of ownership of terminals have passed to the buyer, usually on delivery of the terminals to the buyer.

          Accrued severance benefits

          Employees and directors are entitled to receive a lump-sum payment upon termination of their employment with the Company, based on their length of service and rate of pay at the time of termination. Accrued severance benefits are estimated assuming all eligible employees were to terminate their employment at the balance sheet date. The annual severance benefits expense charged to income is calculated based on the net change in the accrued severance benefits payable at the balance sheet date, plus the actual payments made during the year.

          The contributions to the severance insurance deposit are deducted from accrued severance benefit liabilities. Contributed amounts are refunded from the insurance company to employees upon their retirement.

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

2.      SIGNIFICANT ACCOUNTING POLICIES (continued)

          Commitments and contingencies

          Liabilities arising from claims, assessments, litigation, fines, and penalties and other sources, are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

          Earnings per share

          Basic earnings per share are computed by dividing net income by the weighted-average number of shares of common stock outstanding during the year. Diluted earnings per share are calculated by dividing net income by the weighted-average number of shares of common stock outstanding during the year plus the weighted-average number of common shares that would have been outstanding assuming the conversion of all dilutive potential common shares.

          Recent accounting pronouncements adopted

          In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative GAAP recognized by the FASB to be applied by non-governmental entities. The Codification supersedes all existing non-SEC accounting and reporting standards. Following the issue of the Codification, the FASB has issued new guidance in the form of Accounting Standards Updates. This Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Codification was effective for the Company from January 1, 2009. The Codification did not impact the Company’s financial position or results of operations.

          In September 2009, the FASB issued guidance on revenue recognition in multiple-deliverable revenue arrangements. The guidance amended the existing guidance on allocating consideration received between the elements in a multiple-deliverable arrangement and established a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence (“VSOE”) if available, third-party evidence if VSOE is not available, or estimated selling price if neither VSOE nor third-party evidence is available. The guidance replaced the term “fair value” in the revenue allocation with “selling price” to clarify that the allocation of revenue is based on entity specific assumptions rather than the assumptions of a market place participant. The guidance eliminates the residual method of allocation and requires that arrangement consideration be allocated using the relative selling price method. It also significantly expands the disclosures related to a vendor’s multiple-deliverable revenue arrangements. Earlier application is permitted. The Company adopted these new accounting standards in the beginning of 2007.

          In October 2009, the FASB issued guidance which amended the scope of existing software revenue recognition accounting. Tangible products containing software components and non-software components that function together to deliver the product’s essential functionality would be scoped out of the accounting guidance on software and accounted for based on other appropriate revenue recognition guidance. This guidance must be adopted in the same period that the company adopts the amended guidance for arrangements with multiple deliverables described in the preceding paragraph. The adoption of this guidance did not have an impact on the Company’s financial position or results of operations.

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

2.      SIGNIFICANT ACCOUNTING POLICIES (continued)

          Recent accounting pronouncements not yet adopted as of December 31, 2009

          In January 2010, the FASB issued Update 2010−06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements, (“Update 2010−06”). Update 2010−06 amends ASC 820 and clarifies and provides additional disclosure requirements related to recurring and non−recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This Update became effective for us on January 1, 2010. The Company is currently evaluating the impact of the adoption of Update 2010−16.

          In July 2010, the FASB issued amendments to the disclosure requirements about the credit quality of financing receivables and the allowance for credit losses. The purpose of the additional disclosures is to enable users of financial statements to better understand the nature of credit risk inherent in an entity’s portfolio of financing receivables and how that risk is analyzed. For end of period balances, the new disclosures are required to be made in all interim and annual periods ending on or after December 15, 2010. For activity during a reporting period, the disclosures are required to be made in all interim and annual periods after January 1, 2011. These changes will not have an impact on the Company’s financial results as this guidance only relates to additional disclosures.

3.      RESTRICTED FINANCIAL INSTRUMENTS

          The following table represents financial instruments which are restricted in use as of December 31, 2009 and 2008.

	Restriction		2009		2008
Short-term financial instruments	Pledge	￦	658,000	￦	738,000
Long-term financial instruments	Pledge, guarantee deposits for checking account and others		3,000		3,000
Total		￦	661,000	￦	41,000

          The amount of restricted short-term financial instrument above is included in short-term financial instruments and the amount of restricted long-term financial instrument above is included in other non-current assets on the balance sheets.

4.      ACCOUNTS RECEIVABLE

          The following table presents current and non-current accounts receivable at December 31, 2009 and 2008:

           Current accounts receivable, net

		2009		2008
Current accounts receivable	￦	11,113,442	￦	7,994,139
Discount on current accounts receivable		(7,236)		(9,336)
Allowance for doubtful accounts		(194,364)		(291,687)
Current accounts receivable, net	￦	10,911,842	￦	7,693,116

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

4.      ACCOUNTS RECEIVABLE (continued)

          Non-current accounts receivable, net

		2009		2008
Non-current accounts receivable	￦	2,132,551	￦	3,275,848
Discount on accounts receivable		(204,807)		(353,214)
Allowance for doubtful accounts		(21,326)		(32,758)
Non-current accounts receivable, net	￦	1,906,418	￦	2,889,876

          Non-current accounts receivable arose from installment sales of Point of Sale (“POS”) terminals for the three years to merchants. Non-current accounts receivable amounts are determined based on the present value using appropriate risk adjusted discount rate considering environment of counter-party.

5.      INVENTORY

          Inventory valuations as of December 31, 2009 and 2008 are summarized as follows:

		As of December 31, 2009
				Lower of cost or		Valuation
		Cost		market		allowance
Inventory:
Merchandise	￦	961,153	￦	961,153	￦	-
Total	￦	961,153	￦	961,153	￦	-

		As of December 31, 2008
				Lower of cost or		Valuation
		Cost		market		allowance
Inventory:
Merchandise	￦	1,029,647	￦	1,029,647	￦	-
Total	￦	1,029,647	￦	1,029,647	￦	-

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

6.      FAIR VALUE MEASUREMENTS

          Fair value of financial instruments

          The following table presents the carrying amounts and estimated fair values of the Company’s financial instruments at December 31, 2009 and 2008.

		2009				2008
		Carrying		Fair		Carrying		Fair
		amount		value		amount		value
Financial assets:
Cash and cash equivalents	￦	18,650,898	￦	18,650,898	￦	8,097,531	￦	8,097,531
Short-term financial instruments		2,228,000		2,228,000		5,738,000		5,738,000
Accounts receivable, net		10,911,842		10,911,842		7,693,116		7,693,116
Short-term loans, net		28,129		28,129		10,925		10,925
Non-current accounts receivable, net		1,906,418		1,906,418		2,889,876		2,889,876
Available-for-sale securities		100,000		100,000		100,000		100,000
Other investment securities		222,693		222,693		222,693		222,693
Long-term financial instruments		19,500		19,500		13,500		13,500
Long-term loans, net		1,049,387		971,654		1,393,203		1,326,410

Total financial assets		35,116,867		35,039,134		26,158,844		26,092,051

Financial liabilities:
Accounts payable		6,462,841		6,462,841		4,301,624		4,301,624
Short-term borrowings		-		-		4,000,000		4,000,000
Derivatives		22,266		22,266		91,833		91,833
Current portion of long-term debt		10,000,000		10,000,000		-		-
Long-term debt		-		-		4,000,000		3,716,744

Total financial liabilities	￦	16,485,107	￦	16,485,107	￦	12,393,457	￦	12,110,201

          The fair values of the financial instruments shown in the above table represent the amounts that would be received to sell those assets or that would be paid to transfer those liabilities in an orderly transaction between market participants at that date. Those fair value measurements maximize the use of observable inputs. However, in situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects the Company’s own judgments about the assumptions that market participants would use in pricing the asset or liability. Those judgments are developed by the Company based on the best information available in the circumstances, including expected cash flows and appropriately risk adjusted discount rates, available observable and unobservable inputs.

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

6.      FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

          Fair value of financial instruments (continued)

          The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash and cash equivalents, short-term financial instruments, long-term financial instruments, accounts receivable, short-term loans, non-current accounts receivable, accounts payable, short-term borrowings and current portion of long-term debt

          The carrying amounts, at face value or cost plus accrued interest, approximate fair value because of the short maturity of these instruments.

Available for sale and other investment securities

          Debt securities classified as available-for-sale are measured using quoted market prices multiplied by the quantity held when quoted market prices are available. If quoted market prices for those debt securities are not available, the fair value is determined using an income approach valuation technique (present value using the discount rate adjustment technique) that considers, among other things, rates currently observed in publicly traded debt markets for debt of similar terms to companies with comparable credit risk, the issuer’s credit spread, and illiquidity by sector and maturity. Equity securities that do not have readily determinable fair value are classified as other investment securities and measured at cost less any impairment.

Long-term loans

          The fair value of the long-term loans is determined using an income approach valuation technique (present value using the discount rate adjustment technique) based on the present value of expected future cash flows which incorporates a risk premium to take into account the risks inherent in those expected cash flows. The long-term loans are recorded at their carrying value. The fair value is measured for disclosure purposes.

Long-term debt

          The fair value of the Company’s long term debt is measured using quoted offer side prices when quoted market prices are available. If quoted market prices are not available, the fair value is determined by discounting the future cash flows of each instrument at rates that reflect rates currently observed in publicly traded debt markets for debt of similar terms to companies with comparable credit risk. For long-term debt measurements, where there are no rates currently observable in publicly traded debt markets of similar terms to companies with comparable credit, the Company uses market interest rates and adjusts that rate for all necessary risks, including its own credit risk. In determining an appropriate spread to reflect its credit standing, the Company considers credit default swap spreads, bond yields of other long-term debt offered by the Company, and interest rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s bankers as well as other banks that regularly compete to provide financing to the Company. The long-term debt is recorded at its carrying value. The fair value is measured for disclosure purposes.

Derivatives

          All derivatives are recognized on the balance sheet at fair value based on quoted market prices, dealer or counterparty quotes, if available. If quoted market prices are not available, pricing or valuation models are applied to current market information to estimate the fair value.

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

6.      FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

          Fair value hierarchy

          Fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk including the Company’s own credit risk.

          Fair value measurements and inputs are categorized into a fair value hierarchy which prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels which are determined by the lowest level input that is significant to the fair value measurement in its entirety.

          These levels are:

  Level 1 – inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

  Level 2 – inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

  Level 3 – inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

          The following table presents the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2009:

		Quoted price in		Significant other		Significant
		active markets for		observable		unobservable
		identical assets		inputs		inputs
		(Level 1)		(Level 2)		(Level 3)		Total
Assets:
Available-for-sale securities	￦	-	￦	100,000	￦	-	￦	100,000
Total assets at fair value		-		100,000		-		100,000

Liabilities:
Derivatives		-		22,266		-		22,266
Total liabilities at fair value	￦	-	￦	22,266	￦	-	￦	22,266

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

6.      FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

          Fair value hierarchy (continued)

          The following table presents the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2008:

		Quoted price in		Significant other		Significant
		active markets for		observable		unobservable
		identical assets		inputs		inputs
		(Level 1)		(Level 2)		(Level 3)		Total
Assets:
Available-for-sale securities	￦	-	￦	100,000	￦	-	￦	100,000
Total assets at fair value		-		100,000		-		100,000

Liabilities:
Derivatives		-		91,833		-		91,833
Total liabilities at fair value	￦	-	￦	91,833	￦	-	￦	91,833

7.      DERIVATIVES

          The Company uses derivative financial instruments primarily to manage the risks associated with fluctuations in interest rates. In 2008, the Company used variable-rate Certificate of Deposit (CD) debt to finance its operations. The debt obligations expose the Company to variability in interest payments due to changes in interest rates. Management believed that it is prudent to limit the variability of a portion of its interest payments. To meet this objective, management entered into CD based interest rate swap agreements to manage fluctuations in cash flows resulting from changes in the benchmark interest rate of CD. This swap changes the variable rate cash flow exposure on the debt obligations to fixed cash flows. Under the terms of the interest rate swaps, the Company receives CD based variable interest rate payments (CD + 1.425%) and makes fixed interest rate payments of 6.625%, thereby creating the equivalent of fixed-rate debt for the notional amount (￦4,000 million) of its debt hedged. However, the Company did not designate the interest rate related derivatives as hedging instruments under ASC 815, Derivatives and Hedging, and therefore, any gains or losses on these derivatives are recognized in the current income.

          The fair value of derivatives held as of December 31, 2009 and 2008 are as follows:

		2009		2008
Derivatives:
Interest Rate Swap	￦	22,266	￦	91,833

Total derivatives not designated as hedging instrument under ASC 815		22,266		91,833

          The effects of derivatives instruments on income for the years ended December 31, 2009 and 2008 are summarized as follows:

		2009		2008
Derivatives:
Gains (loss) on derivatives	￦	69,567	￦	91,833

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

8.        LONG-TERM DEBT

          Long-term debt as of December 31, 2009 and 2008 are summarized as follows:

	Maturity		2009		2008
Long-term debt:
(Annual interest rate: 5.08~6.63%)	2010	￦	10,000,000	￦	4,000,000
Less: current portion of long-term debt			(10,000,000)

Total		￦	-	￦	4,000,000

          Long-term debt is subject to various restrictive covenants. These covenants typically include restrictions on the debt to equity ratio, credit rating, working capital ratio, and other similar financial ratios. The Company was in compliance with these financial covenants during all periods presented.

9.      PROPERTY AND EQUIPMENT

          Property and equipment as of December 31, 2009 and 2008 are summarized as follows:

		2009		2008
Cost:
Land	￦	981,257	￦	981,257
Buildings		625,943		625,943
Structures		203,350		203,350
Vehicles		40,629		56,999
Tools, furniture and fixtures		70,381,043		56,821,824
Machinery and equipment		6,054,301		6,054,301
Software		4,982,167		4,416,270
		83,268,690		69,159,944
Accumulated depreciation:
Buildings		125,893		105,028
Structures		126,527		101,108
Vehicles		40,629		56,999
Tools, furniture and fixtures		48,963,351		40,128,396
Machinery and equipment		5,384,975		4,944,946
Software		3,757,134		3,255,575
		58,398,509		48,592,052
Accumulated loss on impairment:
Tools, furniture and fixtures		-		22,301
		-		22,301
Carrying amount:
Land		981,257		981,257
Buildings		500,050		520,915
Structures		76,823		102,242
Vehicles		-		-
Tools, furniture and fixtures		21,417,692		16,671,127
Machinery and equipment		669,326		1,109,356
Software		1,225,033		1,160,694
Total carrying amount	￦	24,870,181	￦	20,545,591

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

9.        PROPERTY AND EQUIPMENT (continued)

          For the years ended December 31, 2009, 2008 and 2007, total depreciation expenses for the property and equipment were ￦9,886 million, ￦8,462 million, and ￦7,547 million, respectively. Total depreciation expenses include cost of sales in an amount of ￦6,836 million, ￦5,396 million and ￦4,813 million; and selling, general, administrative expenses of ￦3,050 million, ￦3,066 million and ￦2,734 million for the years ended December 31, 2009, 2008 and 2007, respectively.

10.      INTANGIBLE ASSETS

          Summarized below is the carrying value and accumulated amortization of intangible assets as of December 31, 2009 and 2008:

		As of December 31, 2009
		Gross carrying		Accumulated
		value		amortization		Net carrying value
Finite-lived intangible assets:
Trademarks	￦	77,057	￦	53,672	￦	23,385
Total	￦	77,057	￦	53,672	￦	23,385

		As of December 31, 2008
		Gross carrying		Accumulated
		value		amortization		Net carrying value
Finite-lived intangible assets:
Trademarks	￦	77,057	￦	46,285	￦	30,772
Total	￦	77,057	￦	46,285	￦	30,772

          Amortization expenses charged for the years to December 31, 2009, 2008 and 2007 were ￦7.4 million, respectively.

          Future estimated annual amortization expense for the next five fiscal years is presented in the table below. Actual amortization expense in future periods could differ from this estimate as a result of acquisitions, changes in useful lives and other relevant factors.

Year		Amount
2010	￦	7,387
2011		7,387
2012		7,387
2013		1,224
2014	￦	-

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

11.      OTHER ASSETS AND LIABILITIES

          Details of other assets and liabilities as of December 31, 2009 and 2008 are as follows:

          Other current assets

		2009		2008
Short-term loans	￦	29,609	￦	19,750
Allowance for doubtful accounts		(1,480)		(8,825)
Other receivables		400,069		489,802
Allowance for doubtful accounts		(17,724)		(21,856)
Accrued income		57,912		120,146
Advanced payments		2,240,175		3,798,362
Prepaid expenses		10,337,665		5,398,740
Total	￦	13,046,226	￦	9,796,119
          Other non-current Assets

		2009		2008
Long-term financial instruments	￦	19,500	￦	13,500
Other investment securities		222,693		222,693
Long-term loans (*)		1,104,618		1,466,530
Allowance for doubtful accounts		(55,231)		(73,327)
Guarantee deposits (**)		3,238,209		3,084,722
Total		1,038,481		1,037,539
	￦	5,568,270	￦	5,751,657

(*) Long-term loans include loans to employees for mortgage in the amount of ￦788 million and ￦706 million as of December 31, 2009 and 2008, respectively.
(**) Guarantee deposits consist of deposits for leased offices.

          Other current liabilities

		2009		2008
Other payables	￦	2,536,737	￦	2,446,280
Advances from customers		175,336		336,912
Value-added tax payable		1,086,111		768,878
Withholdings (*)		11,011,153		7,571,983
Other accrued expenses		419,696		391,298
Deposits received		170,751		360,907
Income taxes payable		1,322,383		1,648,965
Derivatives		22,266		91,833
Total	￦	16,744,433	￦	13,617,056

(*)	Withholdings are related to the Payment Gateway service for accounts received from the credit card companies withheld before they are passed to the on-line shopping mall.

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

11.      OTHER ASSETS AND LIABILITIES (continued)

          Other non-current liabilities

		2009		2008
Unrecognized tax benefits (Note 15)	￦	963,778	￦	-
Total	￦	963,778	￦	-

12.      OTHER INCOME (EXPENSE), net

          Details of other income (expense), net for the years ended December 31, 2009, 2008 and 2007 are as follows:

		2009		2008		2007
Gain (loss) on foreign currency transactions	￦	(121)	￦	(1)	￦	(33)
Gain (loss) on disposal of property and equipment		6,503		(92,355)		(4,212)
Gain (loss) on disposal of investment securities		-		-		215,948
Gain (loss) on valuation of derivates		69,567		(91,833)		-
Donations		(28,420)		(94,873)		(87,564)
Miscellaneous		(93)		26,511		34,457
Total	￦	47,436	￦	(252,551)	￦	158,596

13.      EQUITY

          Common stock

          The holder of each share of common stock has the right to one vote. The number of issued common shares as of December 31, 2009 and 2008 are 13,605,766 and 14,551,784 respectively. All common stock is issued at par value. Amount of capital stock and additional paid-in capital as of December 31, 2009 and 2008 are as follows:

		2009		2008
Capital stock:
Common stock	￦	6,802,883	￦	7,275,892
Total		6,802,883		7,275,892

Additional paid-in capital:
Other		33,568		33,568
Total	￦	33,568	￦	33,568

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

13.      EQUITY (continued)

          Common stock (continued)

          In 2000, the Company issued preferred stock at ￦11,000 (par value ￦500) and treated the amount of excess over par value less stock issuance costs as additional paid-in capital – preferred stock. The preferred stock is non-cumulative and is convertible into common stock from the issuance date. The number of issued preferred shares as of December 31, 2007 was 4,000,000. There were no shares of preferred stock outstanding as of December 31, 2009 and 2008 due to capital reduction in 2008. Additional paid-in capital –common stock of ￦33,568 thousand relates to the amount of excess fair value of net assets over common stock at the time of split off in 1999.

          On February 15, 2008, the Company’s shareholders approved an amendment to the Certificate of Incorporation decreasing the authorized shares from 42,400,000 to 36,500,000 shares, par value ￦500 per share.

          Stock retirement

          Total amount of common stocks and preferred stocks retired for the years ended December 31, 2009, 2008 and 2007 are as follows:

	2009			2008
	Shares		Amount	Shares		Amount
Common stock:
Capital reduction	946,018	￦	473,009	1,654,776	￦	827,388
Treasury stock retirement	-		-	164,578		82,289
Preferred stock:
Capital reduction	-		-	4,000,000		2,000,000
Total	946,018	￦	473,009	5,819,354	￦	2,909,677

          According to ASC 505, Equity, if an entity’s stock is retired, an excess of purchase price over par or stated value may be allocated between additional paid-in capital and retained earnings.

          On February 15, 2008, the Company repurchased and retired all of its preferred shares. An excess of repurchase price over par value was allocated between additional paid-in capital – preferred stock in an amount of ￦40,702 million and retained earnings in an amount of ￦16,150 million. On the same date, the Company reduced 1,654,776 shares of common stock by capital reduction and retired 164,578 shares of treasury stock.

          On March 26, 2009, the Company repurchased and retired 946,018 shares of common stock and an excess of repurchase price over par value was allocated to retained earnings for amount of ￦3,615 million.

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

14.      ACCRUED SEVERANCE BENEFITS

          Accrued severance benefits as of December 31, 2009 and 2008 are as follows:

		2009		2008

Balance at beginning of year	￦	1,993,792	￦	2,417,469
Provision for severance benefits		795,660		944,342
Severance payments during the year		(331,355)		(1,368,019)
Balance at end of year		2,458,097		1,993,792
Deposit for severance benefits insurance		(1,708,318)		(1,259,803)
Accrued severance benefits	￦	749,779	￦	733,989

          The severance benefits are funded approximately 69.5% and 63.2% as of December 31, 2009 and 2008, respectively through severance insurance deposits with the Shinhan Life Insurance Company and the Hana Bank for the payment of severance benefits. The Company has no additional liability once the amount has been contributed, thus the Company deducts contributions made to the severance insurance deposits from accrued severance benefit liabilities. The beneficiaries of the severance insurance deposit are the Company’s employees.

          The Company expects to pay the following severance benefits, which are currently accrued for the Company’s obligation through December 31, 2009, to its employees. If they terminate upon their normal retirement age:

Year		Amount
2010	￦	-
2011		-
2012		-
2013		-
2014		-
2015 ~ 2019	￦	235,392

          The above amounts were determined based on the employees’ current salary rates and the number of service years that will be accumulated upon their retirement date. These amounts do not include amounts that might be paid to employees that will cease working with the Company before their normal retirement age.

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

15.      INCOME TAXES

          The statutory income tax rate, including tax surcharges, applicable to the Company was 27.5% in 2007 and 2008. In accordance with the amendment of Corporate Tax Act enacted in 2008, the statutory income tax rate was amended to 24.2% effective for fiscal year 2009 and 22.0% for fiscal years 2010 and thereafter. However, in 2009, Corporate Income Tax Law was further amended and the statutory income tax rate of 24.2% is effective for fiscal years 2009 until 2011 and 22% for fiscal years 2012 and thereafter. Accordingly, deferred income taxes as of December 31, 2009 were calculated based on the enacted rates of 24.2% and 22.0% ..

          Actual income tax expense differs from the theoretical amount that would arise at the Korean statutory tax rate for the years ended December 31, 2009, 2008 and 2007 as follows:

		2009		2008		2007

Income tax expense at Korean statutory tax rate	￦	3,785,377	￦	3,355,549	￦	3,517,933
Nondeductible items		208,270		244,933		274,638
Adjustments to uncertain and effectively settled tax positions		806,625		-		-
Income tax exemption		(781,976)		(557,483)		(429,792)
Tax investigation by National Tax Service		-		-		786,280
Others		(167,222)		92,606		125,298
Income tax expense	￦	3,851,074	￦	3,135,605	￦	4,274,357

          The following is a reconciliation of income taxes computed at the Korean tax rate to actual effective income tax provision:

	2009	2008	2007

Statutory income tax rate	24.2%	27.5%	27.5%
Expenses not deductible for tax purposes	1.3	2.0	2.14
Tax exemptions	(5.0)	(4.5)	(3.3)
FIN 48 tax contingencies and settlements	5.1	-	-
Tax investigation by National Tax Service	-	-	7.1
Others	(1.1)	0.5	(0.1)
Effective income tax rate	24.5%	25.5%	33.3%

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

15.      INCOME TAXES (continued)

          Deferred tax assets and liabilities

          Deferred income taxes reflect the temporary differences between the amounts at which assets and liabilities are recorded for financial reporting purposes and the amounts utilized for tax purposes. The primary components of the temporary differences that gave rise to the Company’s deferred tax assets and liabilities as of December 31, 2009 and 2008 and their classification were as follows:

Deferred tax assets
		2009		2008
Investment securities	￦	271,154	￦	293,155
Depreciation and amortization		77,616		36,158
Derivatives		4,899		20,203
Other payables		980,979		630,595
Advances from customers		35,903		75,655
Accrued severance benefits		445,332		382,271
Bad debt		154,048		176,836
Other		65,818		99,175
Total deferred tax assets	￦	2,035,749	￦	1,714,048

Deferred tax liabilities
		2009		2008
Accounts receivable	￦	965,937	￦	640,596
Other current assets		13,545		28, 139
Deposit for severance benefits insurance		375,830		277,157
Other		587,872		-
Total deferred tax liabilities	￦	1,943,184	￦	945,892

Reported as:
		2009		2008
Current deferred tax assets	￦	482,053	￦	729,238
Non-current deferred tax assets		-		38,918
Non-current deferred tax liabilities		(389,488)		-
Net deferred income tax assets	￦	92,565	￦	768,156

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

15.      INCOME TAXES (continued)

          Uncertain tax positions

          On January 1, 2009, the Company adopted the provisions of ASC 740 which set outs a consistent framework to determine the appropriate level of tax reserve for uncertain tax positions. ASC Subtopic 740-10 originally was effective for fiscal years beginning after December 15, 2006. The FASB issued ASC Subtopic 740-10 (FSP FIN 48-3, Effective date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises), which deferred the effective date of ASC Subtopic 740-10 for nonpublic entities that had not already issued a complete set of annual financial statements fully reflecting ASC Subtopic 740-10’s requirements or are consolidated entities of public entities that report in US GAAP. This means that ASC Subtopic 740-10 was required for such entities with fiscal years beginning after December 15, 2008 and accordingly, the Company adopted the provisions in 2009.

          The following table is a reconciliation of the beginning and ending amount of the Company’s gross unrecognized tax benefits for the year ended December 31, 2009:

		2009
Beginning balance	￦	154,210
Gross increases/(decreases) – tax positions in prior period		-
Gross increases/(decreases) – current period tax positions		809,568
Settlements		-
Lapse of statute of limitations		-
Ending balance	￦	963,778

          Upon adoption at January 1, 2009, the Company’s decreased retained earnings by ￦154,210 thousand. For the year ended December 31, 2009, the unrecognized tax benefit increased by ￦809,568 thousand which all related to permanent differences. As of December 31, 2009, the Company’s total unrecognized tax benefits that, if recognized, would affect the effective tax rate is ￦809,568 thousand. During the year ended December 31, 2009, the Company recognized approximately ￦2,942 thousand for the payment of interest and penalty. The Company had approximately ￦12,099 thousand and ￦14,403 thousand for the payment of interest and penalties accrued in the balance sheet as of December 31, 2009.

          The Company files income tax returns in the Republic of Korea. In 2007, the Korea National Tax Service, or NTS, has effectively completed the examination of the Company’s returns in the Republic of Korea related to years 2002 through 2006

          It is expected that the amount of unrecognized tax benefits will also change for other reasons in the next 12 months; however, the Company does not expect the change to have a significant impact on our financial position or results of operations.

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

16.      EARNINGS PER SHARE

          Basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding for the period, less the weighted average number of shares subject to stock retirement. Diluted earnings per share of common stock is computed using the weighted average number of shares of common stock outstanding plus the effect of common stock equivalents, unless the common stock equivalents are anti-dilutive. The calculation of diluted earnings per share includes the dilutive effect of an exercise of stock warrants.

          The following details the computation of earnings per share of common stock as of December 31, 2009, 2008 and 2007:

		2009		2008		2007

Net income	￦	11,892,039	￦	9,176,729	￦	8,566,101

Weighted average shares used in computing basic earnings per share		13,800,153		14,895,399		16,203,185
Weighted average effect of dilutive securities: stock warrants		-		-		4,003,375
Weighted average shares used in computing diluted earnings per share		13,800,153		14,895,399		20,206,560

Basic earnings per share (in Korean won)	￦	862	￦	616	￦	529

Diluted earnings per share (in Korean won)	￦	862	￦	616	￦	424

17.      COMMITMENTS AND CONTINGENCIES

          The Company is involved in a total of four litigations that have arisen in the ordinary course of business, including matters involving price fixing. The results and timing of the ultimate resolutions of these proceedings are inherently unpredictable. The outcome of any claim, suit, assessment, investigation, or legal proceeding, individually or collectively will depend on a number of variables, including the nature, timing, and amount of any associated expenses, amounts paid in settlement, damages or other remedies or consequences. As of December 31, 2009, the Company did not accrue liabilities with respect to the pending litigations. The Company will accrue a liability when it believes that it is both probable that a liability has been incurred and that it can reasonably estimate the amount of the loss.

          As of December 31, 2009, the Company has guarantees provided by non-related party for the Company as follows (Korean won in thousands):

Providing by		Amount	Description

Seoul Guarantee Insurance Co., Ltd.	￦	3,078,047	Payment guarantee provided by the insurance company

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

18.      PLEDGED ASSETS

          Details of assets pledged by the Company as collateral for operating activities as of December 31, 2009 are as follows:

Pledged to	Pledged assets		Pledged amount
Kookmin Bank	Short-term financial instruments	￦	400,000
Industrial Bank of Korea	Short-term financial instruments		100,000
Hana Bank	Short-term financial instruments		158,000
Total		￦	658,000

19.      SUPPLEMENTAL CASH FLOWS INFORMATION

          Supplemental cash flows information for the years ended December 31, 2009, 2008 and 2007 is as follows:

		2009		2008		2007

Cash paid during the year for:
Interest	￦	575,203	￦	407,126	￦	667
Income taxes		2,695,440		3,248,571		4,088,937

20.      RELATED PARTY TRANSACTIONS

          Significant transactions which occurred in the normal course of business with related companies for the years ended December 31, 2009, 2008 and 2007 are as follows:

Relationship	Name	Transaction		2009		2008		2007

(*)	Kooryoonsoft Co. Ltd	Sales and others	￦	53,112	￦	75,702	￦	34,574
		Purchases and others		476,930		1,958,473		1,943,201

          Account balances with related companies as of December 31, 2009 and 2008 are as follows:

Relationship	Name		2009				2008
			Receivables		Payables		Receivables		Payables

(*)	Kooryoonsoft Co. Ltd	￦	100,442	￦	43,105	￦	122,498	￦	41,295

          (*) The Company’s operating department manager is serving as a director of Kooryoonsoft. Co. Ltd.

KSNET, Inc.
Notes to the Financial Statements
for the years ended December 31, 2009, 2008 and 2007
(All amounts stated in thousands of Korean won, unless otherwise stated)

21.      CONCENTRATIONS OF CREDIT RISKS

          Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash, cash equivalents, restricted deposits, and accounts receivable. Substantially all of the Company’s cash, cash equivalents, and short-term and long-term financial instruments are held at financial institutions that management believes to be of high credit quality.

          A substantial portion of the Company’s sales for the years ended December 31, 2009, 2008 and 2007 was made to credit card companies. Sales and accounts receivable from customers accounting for 10% or more of the Company’s sales are as follows:

	Sales for the year ended		Accounts receivable as of
Major Customers	December 31, 2009		December 31, 2009
BC Card	18,910,505	￦	2,353,548
NTS (National Tax Service)	5,845,391		2,044,259
Shinhan Card	14,421,231		1,703,070
Kookmin Card	12,318,036		1,432,215
	51,495,163	￦	7,533,092

	Sales for the year ended		Accounts receivable as of
Major Customers	December 31, 2008		December 31, 2008
BC Card	15,067,882	￦	1,482,641
Shinhan Card	10,540,921		1,295,034
Kookmin Card	10,361,607		1,121,757
	35,970,410	￦	3,899,432

	Sales for the year ended		Accounts receivable as of
Major Customers	December 31, 2007		December 31, 2007
BC Card	16,302,366	￦	1,313,688
Shinhan Card	13,545,208		988,340
Kookmin Card	10,802,548		935,356
Hyundai Card	7,775,082		624,783
	48,425,204	￦	3,862,167

22.      SUBSEQUENT EVENTS

          On September 16, 2010, Net 1 UEPS Technologies, Inc. announced that it had agreed to purchase 98.73% of the outstanding share capital of the Company for ￦270 billion in cash considerations, subject to a post-closing working capital adjustment. The acquisition was made by Net 1 Applied Technologies Korea, an indirect wholly-owned subsidiary of Net 1 UEPS Technologies, Inc., which was closed on October 29, 2010.

          The Company has evaluated subsequent events through the date that the financial statements were issued on January 10, 2011.

KSNET, Inc.
UNAUDITED BALANCE SHEETS
as of June 30, 2010 and 2009

		(In thousands of Korean won,
		except share data)
		2010		2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents (Note 6)	￦	20,017,727	￦	8,565,795
Short-term financial instruments (Notes 3, 6 and 18)		3,199,364		1,798,000
Accounts receivable, net (Notes 4 and 6)		11,111,189		9,087,081
Inventory (Note 5)		1,380,603		1,864,666
Deferred tax assets (Note 15)		-		175,164
Other current assets (Notes 6, 11 and 20)		16,525,627		13,103,960
Total current assets		52,234,510		34,594,666
AVAILABLE-FOR-SALE SECURITIES (Note 6)		100,000		100,000
PROPERTY AND EQUIPMENT, net (Note 9)		26,114,027		22,447,255
INTANGIBLE ASSETS, net (Note 10)		19,691		27,078
NON-CURRENT ACCOUNTS RECEIVABLE, net (Notes 4 and 6)		1,505,297		2,043,439
NON-CURRENT DEFERRED TAX ASSETS (Note 15)		-		282,013
OTHER NON-CURRENT ASSETS (Notes 3, 6 and 11)		5,583,247		5,735,795
TOTAL ASSETS		85,556,772		65,230,246

LIABILITIES
CURRENT LIABILITIES
Accounts payable (Note 6)		6,154,692		5,171,972
Short-term borrowings (Note 6)		2,000,000		-
Current portion of long-term debt (Notes 6 and 8)		6,000,000		4,000,000
Deferred tax liabilities (Note 15)		12,060		-
Other current liabilities (Notes 6, 7, 11 and 20)		17,061,849		10,959,742
Total current liabilities		31,228,601		20,131,714
LONG-TERM DEBT (Notes 6 and 8)		-		6,000,000
ACCRUED SEVERANCE BENEFITS, net (Note 14)		1,192,860		1,082,422
NON-CURRENT DEFERRED TAX LIABILITIES (Note 15)		152,536		-
OTHER NON-CURRENT LIABILITIES (Note 15)		1,036,750		148,135
TOTAL LIABILITIES		33,610,747		27,362,271

EQUITY
COMMON STOCK (Note 13)		6,802,883		7,275,892
Authorized shares: 36,500,000 with ￦500 par value at June 30, 2010 and 2009
Issued and outstanding shares: 13,605,766 at June 30, 2010 and 2009
ADDITIONAL PAID-IN-CAPITAL (Note 13)		33,568		33,568
RETAINED EARNINGS		45,109,574		31,031,524
TOTAL EQUITY		51,946,025		37,867,975

TOTAL LIABILITIES AND EQUITY	￦	85,556,772	￦	65,230,246

See accompanying notes to financial statements.

KSNET, INC.
UNAUDITED STATEMENTS OF INCOME
For the six months ended June 30, 2010 and 2009

		(In thousands of Korean won,
		except share data)
		2010		2009
REVENUE
Services rendered	￦	51,359,503	￦	40,176,730
Sale of merchandise (Note 20)		1,534,002		1,334,725
Others		81,514		122,033
		52,975,019		41,633,488

EXPENSE
Cost of services rendered		26,783,173		20,383,587
Cost of merchandise sold (Note 20)		1,453,776		1,304,229
Selling, general and administrative expenses		12,475,505		10,582,655
Depreciation and amortization		1,607,823		1,524,479
		42,320,277		33,794,950

OPERATING INCOME		10,654,742		7,838,538

INTEREST INCOME, net		86,710		139,695

OTHER INCOME (EXPENSE), net (Note 12)		(244,306)		7,496

INCOME BEFORE INCOME TAXES		10,497,146		7,985,729

INCOME TAX EXPENSE (Note 15)		1,989,228		1,663,822

NET INCOME	￦	8,507,918	￦	6,321,907

Net income per share (Note 16)

Basic earnings attributable to KSNET shareholders	￦	617	￦	450

See accompanying notes to financial statements.

KSNET, INC.
UNAUDITED STATEMENTS OF CHANGES IN EQUITY AND COMPREHENSIVE INCOME (in thousands of won, except share data)
For the six months ended June 30, 2010 and 2009

	Common stock				Preferred stock
	Numbeof		Treasury	Additional paid-	Number		Additional paid-	Retained	Total
	of shares	Amount	stock	in capital	os hares	Amount	in capital	earnings	equity
Balance – Jan. 1, 2009	14,551,784	7,275,892		33,568	-	-	-	28,478,336	35,787,796
Adoption of FIN 48 -adjustment to opening retained earnings								(154,210)	(154,210)
Revised retained earnings								28,324,126	35,633,586
Capital reduction	(946,018)	(473,009)	-	-	-	-	-	(3,614,509)	(4,087,518)
Comprehensive income:
Net income	-	-	-	-	-	-	-	6,321,907	6,321,907
Balance – Jun. 30, 2009	13,605,766	6,802,883	-	33,568	-	-	-	31,031,524	37,867,975

Balance – Jan. 1, 2010	13,605,766	6,802,883	-	33,568	-	-	-	36,601,656	43,438,107
Comprehensive income:
Net income	-	-	-	-	-	-	-	8,507,918	8,507,918
Balance – Jun. 30, 2010	13,605,766	6,802,883	-	33,568	-	-	-	45,109,574	51,946,025

See accompanying notes to financial statements.

KSNET, INC.
UNAUDITED STATEMENTS OF CASH FLOWS
for the six months ended June 30, 2010 and 2009

Cash flows from operating activities		(In thousands of Korean won)
		2010		2009
Net income	￦	8,507,918	￦	6,321,907
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for severance benefits		569,331		405,862
Depreciation and amortization		5,619,874		4,658,789
Gain on disposal of property and equipment		(14,626)		(1,642)
Gain on valuation of derivatives		(22,266)		(21,427)
Loss on impairment of property, plant and equipment		12,359		-
Bad debt expenses		85		(131,969)
Changes in operating assets and liabilities:
Decrease in long-term accounts receivable		401,122		846,437
Increase in accounts receivable		(210,632)		(1,267,112)
Decrease (Increase) in other receivables		(182,222)		50,623
Decrease in accrued income		15,723		75,010
Increase in advanced payments		(893,338)		(678,726)
Increase in prepaid expenses		(2,443,317)		(2,723,956)
Increase in inventory		(5,725,187)		(6,293,703)
Decrease (Increase) in guarantee deposits		30,000		(132,949)
Decrease in deferred tax assets		482,053		310,978
(Decrease) Increase in deferred tax liabilities		(236,952)		-
(Decrease) Increase in accounts payable		(296,089)		870,348
Decrease in other payables		(71,217)		(1,249,939)
Decrease in advances from customers		(41,236)		(76,202)
(Decrease) Increase in value-added tax payable		12,581		(7,137)
Increase in accrued expenses		32,324		32,938
Increase in deposits received		-		9,400
(Decrease) Increase in withholdings		107,145		(1,110,863)
(Decrease) Increase in income taxes payable		300,085		(234,084)
(Decrease) Increase in other non-current liabilities		72,972		(6,076)
Decrease in deposits for severance benefits insurance		196,854		90,878
Payment of severance benefits		(323,104)		(148,307)
Net cash provided by (used in) operating activities		5,900,240		(410,922)
Cash flows from investing activities
Decrease in short-term financial instruments		-		3,940,000
Decrease in short-term loans		27,110		6,333
Decrease in long-term loans		271,866		336,802
Proceeds from disposal of property and equipment		54,584		120,518
Increase in short-term financial instruments		(971,364)		-
Increase in long-term financial instruments		(194,000)		(3,000)
Increase in short-term loans		-		(40,000)
Increase in long-term loans		(115,000)		(177,000)
Acquisition of property and equipment		(1,358,607)		(867,450)
Acquisition of intangible assets		(248,000)		(349,500)
Net cash provided by (used in) investing activities	￦	(2,533,411)	￦	2,966,703

KSNET, INC.
UNAUDITED STATEMENTS OF CASH FLOWS (continued)
for the six months ended June 30, 2010 and 2009

Cash flows from operating activities		(In thousands of Korean won)
		2010		2009
Cash flows from financing activities
Proceeds from short-term borrowings	￦	2,000,000	￦	-
Proceeds from issuance of long-term debt		-		6,000,000
Repayment of current portion of long-term debt		(4,000,000)		-
Repayment of short-term borrowings		-		(4,000,000)
Capital reduction		-		(4,087,517)
Net cash used in financing activities		(2,000,000)		(2,087,517)

Net increase in cash and cash equivalents		1,366,829		468,264

Cash and cash equivalents – beginning of year		18,650,898		8,097,531

Cash and cash equivalents at end of year	￦	20,017,727	￦	8,565,795

Non cash transaction
		2010		2009
Transferred from inventory to property and equipment	￦	5,305,737	￦	5,458,685

See accompanying notes to financial statements.

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

1.        DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

          Description of business

          KSNET, INC. (the “Company”) was established through split off from Chosun I&C on December 30, 1999 and engages in the Value Added Network (VAN) service and sale of communication equipment in the Republic of Korea.

          The Company’s capital stock amounts to ￦6,802,883 thousand as of June 30, 2010 and the Company’s shareholders and their ownership as of June 30, 2010 are as follows:

	Number of shares	Ownership (%)

H&QNPS Van Investment	6,716,500	49.37
Payment Services Asia LLC	6,716,500	49.37
Others	172,766	1.26

	13,605,766	100.00

          Basis of presentation

          The Company maintains its accounting records in Korean Won and the accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

2.        SIGNIFICANT ACCOUNTING POLICIES

          Use of estimates

          The preparation of the Company’s financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of property and equipment; allowances for doubtful accounts; the valuation of derivatives, deferred tax assets, property and equipment, inventory, investment securities; and accrued severance benefits, income tax uncertainties and other contingencies.

          Cash and cash equivalents

          The Company considers cash equivalents as all highly liquid investments and short-term financial instruments, which are readily convertible to cash without significant transaction cost, do not have significant risk from changes in interest rates, and with maturities of three months or less when purchased. Cash and cash equivalents mainly consist of money market trust and checking deposits.

          Allowance for doubtful accounts

          Allowance for doubtful accounts is estimated based on an analysis and past experience of collections of individual accounts such as accounts receivable, other receivables and loans. Allowance for doubtful accounts is presented as a deduction from receivables. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

2.        SIGNIFICANT ACCOUNTING POLICIES (continued)

          Property and equipment

          Property and equipment are shown at cost less accumulated depreciation. Property and equipment are depreciated on the straight-line basis at rates which are estimated to depreciate the assets to their anticipated residual values over their useful lives. Within the following asset classifications, the expected economic lives are approximately:

Buildings	30 years
Structures	8 years
Vehicles	4 years
Tools, furniture and fixtures	3 to 4 years
Machinery and equipment	8 years
Software	5 years

          The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in the statements of income.

          Property and equipment do not require that an annual impairment test be performed; instead, they are tested for impairment upon the occurrence of a triggering event. Triggering events include the more likely than not disposal of a portion of such assets or the occurrence of an adverse change in the market involving the business employing the related assets. For six months ended June 30, 2010 and 2009, the amount of impairment losses were ￦12,359 thousand and zero respectively.

          Sales taxes

          Revenues and expenses are presented net of value added taxes, as the case may be.

          Income taxes

          The Company provides for income taxes using the asset and liability method. This approach recognizes the amount of taxes payable or refundable for the current year, as well as deferred tax assets and liabilities for the future tax consequence of events recognized in the financial statements and tax returns. Deferred income taxes are adjusted to reflect the effects of changes in tax laws or enacted tax rates. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          Under the Corporate Income Tax Law in the Republic of Korea, corporate taxpayers are subject to corporate income taxes on taxable income at 22% (10% is applicable to the first ￦200 million of taxable income) in 2010. On top of the corporate income tax, 10% resident surtax is also assessed; thus the statutory tax rate becomes 24.2% or 11% depending on the amount of taxable income; therefore, the income tax rate during the periods ended June 30, 2010 and 2009 was 24.2% .

          In establishing the appropriate income tax valuation allowances, the Company assesses the realizability of its net deferred tax assets, and based on all available evidence, both positive and negative, determines whether it is more likely than not that the net deferred tax assets or a portion thereof will be realized.

          Effective January 1, 2009, the Company adopted the provisions of Accounting Standards Condification (“ASC”) 740, Income Taxes, which set outs a consistent framework to determine the appropriate level of tax reserve for uncertain tax positions. The Company uses a two-step approach wherein a tax benefit is recognized if a position is more-likely-than-not to be sustained. The amount of the benefit is then measured as the highest tax benefit which is greater than 50% likely to be realized. The difference between the benefit recognized for a position in accordance with ASC 740 and the tax benefit claimed on a tax return is referred to as an unrecognized tax benefit. The Company’s policy is to include interest related to unrecognized tax benefits in interest income, net and penalties in selling, general and administration in the statements of income.

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

2.        SIGNIFICANT ACCOUNTING POLICIES (continued)

          Intangible assets

          Intangible assets are shown at cost less accumulated amortization. Intangible assets are amortized over the following useful lives:

Trademarks	10 years

          Intangible assets are periodically evaluated for recoverability, and those evaluations take into account events or circumstances that warrant revised estimates of useful lives or that indicate impairment exists.

          Research and development expenditures

          Research expenditures are charged to net income in the period in which they are incurred.

          Costs in respect of the development of software for the Company’s internal use are expensed as incurred, except to the extent that these costs are incurred during the application development stage. All other costs including those incurred in the project development and post-implementation stages are expensed as incurred. For six-month periods ended June 30, 2010 and 2009, the amount of research and development expenditures charged to net income were zero and ￦69,000 thousand, respectively.

          Inventory

          Inventory is stated at the lower of cost or market value. Cost is determined on a first-in, first-out basis and includes transport and handling costs.

          Investment securities

          The Company classifies its debt security into available-for-sale security. The Company classifies its equity securities that do not have readily determinable fair values as other investment securities and those securities are stated at cost.

          The Company reviews its investment portfolio each reporting period to determine whether there are identified events or circumstances that would indicate there is a decline in the fair value that is considered to be other-than-temporary. For other securities which are stated at cost, if there are no identified events or circumstances that would have a material adverse effect on the fair value of the investment, then the fair value is not estimated. If an investment is deemed to have experienced an other-than-temporary decline below its cost basis, the Company reduces the carrying amount of the investment to its quoted or estimated fair value, as applicable, and establishes a new cost basis for the investment. There was no impairment loss on investment securities recognized for six-months periods ended June 30, 2010 and 2009.

          Fair value of financial instruments

          The Company applies fair value accounting for all financial assets and liabilities and non−financial assets and liabilities that are recognized or disclosed at fair value in the financial statements. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market−based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk. ASC 820, Fair Value Measurements and Disclosure (“ASC 820”), establishes a framework for measuring fair value and expands disclosures about fair value measurements.

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

2.        SIGNIFICANT ACCOUNTING POLICIES (continued)

          Derivatives

          The Company recognizes all derivative financial instruments in the balance sheets as either assets or liabilities at fair value.

          For a derivative financial instrument not designated as a hedging instrument, the gain or loss is recognized in earnings in the period of change

          Revenue recognition

          The Company recognizes revenue when:

  There is persuasive evidence of an agreement or arrangement;
  Delivery of products has occurred or services have been rendered;
  The seller’s price to the buyer is fixed or determinable; and
  Collectability is reasonably assured.

          The Company’s revenue is mainly consists of revenue from Card VAN, Banking VAN, Payment Gateway (PG) and Sale of Merchandise. The Company’s revenue recognition methods for each component are as follows:

Card VAN

          Card VAN services consist of services relating to authorization of credit card transactions including transmission of transaction details (Authorization Service), and collection of receipts associated with the credit card transactions (Collection Service). With its Authorization Service, the Company connects credit card companies with merchants online when a customer uses his/her credit card via terminals installed at merchants’ sites and the Company’s central processing server for approval of credit card transactions. Immediately after approval of credit card transactions, the Company transmits details of the transactions to credit card companies online for processing payments. Collection Service captures the transaction data and gathers receipts as documented evidences and provides them to credit card companies upon request. The Company earns service fees based on the number of processed transactions for credit card companies when services are rendered in accordance with the contracts entered into between credit card companies and the Company. The Company bills for its service charges to credit card companies each month. Each service could be provided either individually or collectively, based on terms of contracts.

          The Company charges commission fee to credit card companies for the Authorization Service provided based on the number of approvals transferred. The right to receive fee for services rendered will take effect as credit card transactions are approved and details of the transactions are transmitted. Therefore, revenues from the Authorization Service are recognized when the credit card transactions are authorized and details of the transactions are transmitted. In the case of Collection Service, the Company is not allowed to receive its commission fees until it provides collected receipts to the credit card companies. Therefore, revenue from the Collection Service is recognized when the Company collects the receipts and provides them to the card companies.

          For multi-element arrangements, the Company has identified two deliverables in arrangements. The first deliverable is the Authorization Service, and the second deliverable is the Collection Service. The Company evaluates each deliverable in an arrangement to determine whether they represent separate units of accounting. A deliverable constitutes a separate unit of accounting when it has standalone value and there are no customer-negotiated refunds or return rights for the delivered elements. If the arrangement includes a customer-negotiated refund or return right relative to the delivered item and the delivery and performance of the undelivered item is considered probable and substantially in the Company's control, the delivered element constitutes a separate unit of accounting. In instances when the aforementioned criteria are not met, the deliverable is combined with the undelivered elements and the allocation of the arrangement consideration and revenue recognition is determined for the combined unit as a single unit. Allocation of the consideration is determined at arrangement inception on the basis of each unit's relative selling price. In such circumstances, the Company uses a hierarchy to determine the selling price to be used for allocating revenue to deliverables: (i) vendor-specific objective evidence of fair value (“VSOE”), (ii) third-party evidence of selling price (“TPE”), and (iii) best estimate of the selling price (“ESP”).

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

2.        SIGNIFICANT ACCOUNTING POLICIES (continued)

          Revenue recognition (continued)

Card VAN (continued)

          VSOE generally exists only when the Company sells the deliverable separately and is the price actually charged by the Company for that deliverable. ESPs reflect the Company’s best estimates of what the selling prices of elements would be if they were sold regularly on a stand-alone basis. Because the Company has neither VSOE nor TPE for the two deliverables, the allocation of revenue has been based on the Company’s ESPs. Amounts allocated to the Authorization and the Collection Service are recognized at the time of service provided the other conditions for revenue recognition have been met.

          The Company’s process for determining its ESP for deliverables without VSOE or TPE considers multiple factors that may vary depending upon the unique facts and circumstances related to each deliverable. Key factors considered by the Company in developing the ESPs include prices charged by the Company, historical pricing practices and controls, range of prices for various customers and the nature of the services. Consideration is also given to market conditions such as competitor pricing strategies and market perception.

Banking VAN:

          Banking VAN is a division supporting a Company’s fund management business (large payment transfers, collections, etc.) by relaying financial transactions between client companies and financial institutions. Financial transactions between two or more business enterprises, or between business enterprises and their customers, are conducted through the transaction-processing network established between the Company and the banks. The data is consolidated and transmitted to each bank batch/real time. Revenue from the Banking Van service is recognized when the service is rendered by the Company.

Payment Gateway service (PG service)

          With its PG service, the Company provides the Internet-based settlement service between on-line shopping mall and a credit card company when a customer uses his/her credit card, debit card or on-line payment to pay for goods or services. The Company receives fees for carrying out settlements for electronic transactions. Revenue from the PG service is recognized when the service is rendered by the Company.

Sale of Merchandise

          The Company buys terminals from manufacturers, and subsequently sells them through its subsidiary agencies. Revenue is recognized when significant risks and rewards of ownership of terminals have passed to the buyer, usually on delivery of the terminals to the buyer.

          Accrued severance benefits

          Employees and directors are entitled to receive a lump-sum payment upon termination of their employment with the Company, based on their length of service and rate of pay at the time of termination. Accrued severance benefits are estimated assuming all eligible employees were to terminate their employment at the balance sheet date. The annual severance benefits expense charged to income is calculated based on the net change in the accrued severance benefits payable at the balance sheet date, plus the actual payments made during the year.

          The contributions to the severance insurance deposit are deducted from accrued severance benefit liabilities. Contributed amounts are refunded from the insurance company to employees upon their retirement.

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

2.        SIGNIFICANT ACCOUNTING POLICIES (continued)

          Commitments and contingencies

          Liabilities arising from claims, assessments, litigation, fines, and penalties and other sources, are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

          Earnings per share

          Basic earnings per share are computed by dividing net income by the weighted-average number of shares of common stock outstanding during the year. Diluted earnings per share are calculated by dividing net income by the weighted-average number of shares of common stock outstanding during the year plus the weighted-average number of common shares that would have been outstanding assuming the conversion of all dilutive potential common shares.

          Recent accounting pronouncements adopted

          In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative GAAP recognized by the FASB to be applied by non-governmental entities. The Codification supersedes all existing non-SEC accounting and reporting standards. Following the issue of the Codification, the FASB has issued new guidance in the form of Accounting Standards Updates. This Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Codification was effective for the Company from January 1, 2009. The Codification did not impact the Company’s financial position or results of operations.

          In September 2009, the FASB issued guidance on revenue recognition in multiple-deliverable revenue arrangements. The guidance amended the existing guidance on allocating consideration received between the elements in a multiple-deliverable arrangement and established a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence (“VSOE”) if available, third-party evidence if VSOE is not available, or estimated selling price if neither VSOE nor third-party evidence is available. The guidance replaced the term “fair value” in the revenue allocation with “selling price” to clarify that the allocation of revenue is based on entity specific assumptions rather than the assumptions of a market place participant. The guidance eliminates the residual method of allocation and requires that arrangement consideration be allocated using the relative selling price method. It also significantly expands the disclosures related to a vendor’s multiple-deliverable revenue arrangements. Earlier application is permitted. The Company adopted these new accounting standards in the beginning of 2007.

          In October 2009, the FASB issued guidance which amended the scope of existing software revenue recognition accounting. Tangible products containing software components and non-software components that function together to deliver the product’s essential functionality would be scoped out of the accounting guidance on software and accounted for based on other appropriate revenue recognition guidance. This guidance must be adopted in the same period that the company adopts the amended guidance for arrangements with multiple deliverables described in the preceding paragraph. The adoption of this guidance did not have an impact on the Company’s financial position or results of operations.

          In January 2010, the FASB issued Update 2010−06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements, (“Update 2010−06”). Update 2010−06 amends ASC 820 and clarifies and provides additional disclosure requirements related to recurring and non−recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This Update became effective for us on January 1, 2010. The adoption did not have an material impact on the Company’s financial position or results of operations.

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

2.        SIGNIFICANT ACCOUNTING POLICIES (continued)

          Recent accounting pronouncements not yet adopted as of December 31, 2009

          In July 2010, the FASB issued amendments to the disclosure requirements about the credit quality of financing receivables and the allowance for credit losses. The purpose of the additional disclosures is to enable users of financial statements to better understand the nature of credit risk inherent in an entity’s portfolio of financing receivables and how that risk is analyzed. For end of period balances, the new disclosures are required to be made in all interim and annual periods ending on or after December 15, 2010. For activity during a reporting period, the disclosures are required to be made in all interim and annual periods after January 1, 2011. These changes will not have an impact on the Company’s financial results as this guidance only relates to additional disclosures.

3.      RESTRICTED FINANCIAL INSTRUMENTS

          The following table represents financial instrument which are restricted in use as of June 30, 2010 and 2009.

	Restriction		2010		2009
Short-term financial instruments	Pledge, etc.	￦	1,179,364	￦	788,000
Long-term financial instruments	Pledge , Guarantee deposits for checking account, etc.		197,000		3,000
Total		￦	1,376,364	￦	791,000

          The entire amount of restricted short-term financial instrument is included in short-term financial instruments and the entire amount of restricted long-term financial instrument is included in other non-current assets in the balance sheet.

4.        ACCOUNTS RECEIVABLE

          The following table presents accounts receivable at June 30, 2010 and 2009:

          Current accounts receivable, net

		2010		2009
Accounts receivable, gross	￦	11,326,377	￦	9,284,748
Discount on current accounts receivable		(5,108)		(23,066)
Allowance for doubtful accounts		(210,080)		(174,601)
Accounts receivable, net	￦	11,111,189	￦	9,087,081

          Non-current accounts receivable, net

		2010		2009
Non-current accounts receivable, gross	￦	1,689,403	￦	2,299,111
Discount on accounts receivable		(167,212)		(232,681)
Allowance for doubtful accounts		(16,894)		(22,991)
Non-current accounts receivable, net	￦	1,505,297	￦	2,043,439

          Non-current accounts receivable arose from installment sales of Point of Sale(“POS”) terminals for the three years to merchants. Non-current accounts receivable amounts are determined based on the present value using appropriate risk adjusted discount rate considering environment of counter-party.

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

5.        INVENTORY

          Inventory valuations as of June 30, 2010 and 2009 are summarized as follows:

		As of June 30, 2010
				Lower of Cost or	Valuation
		Cost		Market	Allowance
Inventory:
Merchandise	￦	1,380,603	￦	1,380,603	-
Total	￦	1,380,603	￦	1,380,603	-

		As of June 30, 2009
				Lower of Cost or	Valuation
		Cost		Market	Allowance
Inventory:
Merchandise	￦	1,864,666	￦	1,864,666	-
Total	￦	1,864,666	￦	1,864,666	-

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

6.        FAIR VALUE OF FINANCIAL INSTRUMENTS

          Fair value of financial instruments

          The following table presents the carrying amounts and estimated fair values of the Company’s financial instruments as of June 30, 2010 and 2009:

		2010				2009
		Carrying		Fair		Carrying		Fair
		amount		value		amount		value
Financial assets
Cash and cash equivalents	￦	20,017,727	￦	20,017,727	￦	8,565,795	￦	8,565,795
Short-term financial instruments		3,199,364		3,199,364		1,798,000		1,798,000
Accounts receivable, net		11,111,189		11,111,189		9,087,081		9,087,081
Short-term loans, net		2,375		2,375		43,320		43,320
Non-current accounts receivable, net		1,505,297		1,505,297		2,043,439		2,043,439
Available-for-sale securities		100,000		100,000		100,000		100,000
Other investment securities		222,693		222,693		222,693		222,693
Long-term financial instruments		213,500		213,500		16,500		16,500
Long-term loans, net		900,364		833,153		1,241,392		1,136,150

Total financial assets		37,272,509		37,205,298		23,118,220		23,012,978

Financial liabilities
Accounts payable		6,154,692		6,154,692		5,171,972		5,171,972
Short-term borrowings		2,000,000		2,000,000		-		-
Derivatives		-		-		70,406		70,406
Current portion of long-term debt		6,000,000		6,000,000		4,000,000		4,000,000
Long-term debt		-		-		6,000,000		5,780,714

Total financial liabilities	￦	14,154,692	￦	14,154,692	￦	15,242,378	￦	15,023,092

          The fair values of the financial instruments shown in the above table represent the amounts that would be received to sell those assets or that would be paid to transfer those liabilities in an orderly transaction between market participants at that date. Those fair value measurements maximize the use of observable inputs. However, in situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects the Company’s own judgments about the assumptions that market participants would use in pricing the asset or liability. Those judgments are developed by the Company based on the best information available in the circumstances, including expected cash flows and appropriately risk adjusted discount rates, available observable and unobservable inputs.

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

6.        FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

          Fair value of financial instruments (continued)

          The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash and cash equivalents, short-term financial instruments, long-term financial instruments, accounts receivable, short-term loans, non-current accounts receivable, accounts payable, short-term borrowings and current portion of long-term debt

          The carrying amounts, at face value or cost plus accrued interest, approximate fair value because of the short maturity of these instruments.

Available for sale and other investment securities

          Debt securities classified as available-for-sale are measured using quoted market prices multiplied by the quantity held when quoted market prices are available. If quoted market prices for those debt securities are not available, the fair value is determined using an income approach valuation technique (present value using the discount rate adjustment technique) that considers, among other things, rates currently observed in publicly traded debt markets for debt of similar terms to companies with comparable credit risk, the issuer’s credit spread, and illiquidity by sector and maturity. Equity securities that do not have readily determinable fair value are classified as other investment securities and measured at cost less any impairment.

Long-term loans

          The fair value of the long-term loans is determined using an income approach valuation technique (present value using the discount rate adjustment technique) based on the present value of expected future cash flows which incorporates a risk premium to take into account the risks inherent in those expected cash flows. The long-term loans are recorded at their carrying value. The fair value is measured for disclosure purposes.

Long-term debt

          The fair value of the Company’s long term debt is measured using quoted offer side prices when quoted market prices are available. If quoted market prices are not available, the fair value is determined by discounting the future cash flows of each instrument at rates that reflect rates currently observed in publicly traded debt markets for debt of similar terms to companies with comparable credit risk. For long-term debt measurements, where there are no rates currently observable in publicly traded debt markets of similar terms to companies with comparable credit, the Company uses market interest rates and adjusts that rate for all necessary risks, including its own credit risk. In determining an appropriate spread to reflect its credit standing, the Company considers credit default swap spreads, bond yields of other long-term debt offered by the Company, and interest rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s bankers as well as other banks that regularly compete to provide financing to the Company. The long-term debt is recorded at its carrying value. The fair value is measured for disclosure purposes.

Derivatives

          All derivatives are recognized on the balance sheet at fair value based on quoted market prices, dealer or counterparty quotes, if available. If quoted market prices are not available, pricing or valuation models are applied to current market information to estimate the fair value.

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

6.      FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

          Fair value hierarchy

          Fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk including the Company’s own credit risk.

          Fair value measurements and inputs are categorized into a fair value hierarchy which prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels which are determined by the lowest level input that is significant to the fair value measurement in its entirety.

          These levels are:

  Level 1 – inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

  Level 2 – inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

  Level 3 – inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

          The following table presents the Company’s assets and liabilities measured at fair value on a recurring basis as of June 30, 2010:

	Quoted price in			Significant
	active markets for		Significant other	unobservable
	identical assets		observable inputs	inputs
	(Level 1)		(Level 2)	(Level 3)		Total
Assets
Available-for-sale securities	-	￦	100,000	-	￦	100,000
Total assets at fair value	-		100,000	-		100,000

Liabilities
Derivatives	-			-
Total liabilities at fair value	-		-	-		-

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

6.        FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

          Fair value hierarchy (continued)

          The following table presents the Company’s assets and liabilities measured at fair value on a recurring basis as of June 30, 2009:

	Quoted Price in		Significant Other	Significant
	Active Markets for		Observable	Unobservable
	Identical Assets		Inputs	Inputs
	(Level 1)		(Level 2)	(Level 3)		Total
Assets
Available-for-sale securities	-	￦	100,000	-	￦	100,000
Total assets at fair value	-		100,000	-		100,000

Liabilities
Derivatives	-		70,406	-		70,406
Total liabilities at fair value	-	￦	70,406	-	￦	70,406

7.       DERIVATIVES

          The Company uses derivative financial instruments primarily to manage the risks associated with fluctuations in interest rates. In 2008, the Company used variable-rate Certificate of Deposit (CD) debt to finance its operations. The debt obligations expose to the Company to variability in interest payments due to changes in interest rates. Management believed that it is prudent to limit the variability of a portion of its interest payments. To meet this objective, management entered into CD based interest rate swap agreements to manage fluctuations in cash flows resulting from changes in the benchmark interest rate of CD. This swap changes the variable rate cash flow exposure on the debt obligations to fixed cash flows. Under the terms of the interest rate swaps, the Company receives CD based variable interest rate payments (CD + 1.425%) and makes fixed interest rate payments of 6.625%, thereby creating the equivalent of fixed-rate debt for the notional amount (￦4,000 million) of its debt hedged. However, the Company did not designate the interest rate related derivatives as hedging instruments under ASC 815 and therefore, any gains or losses on derivatives are recognized in the current income.

           The fair value of derivatives held as of June 30, 2010 and 2009 are as follows:

	Liability derivatives
	2010		2009

Derivatives:	-	￦	70,406
Interest Rate Swap
Total derivatives not designated as hedging instruments under ASC 815	-	￦	70,406

          The effects of derivates instruments on income for the periods ended June 30, 2010 and 2009 are summarized as follows:

		Gains (Losses)
		2010		2009
Gains (losses) on derivatives	￦	22,266	￦	21,427

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

8.      LONG-TERM DEBT

          Long-term debt as of June 30, 2010 and 2009 are summarized as follows:

	Maturity		2010		2009
Long-term debt
(Annual interest rate: 4.95~5.77%)	2010	￦	6,000,000	￦	10,000,000
Current portion of long-term debt			(6,000,000)		(4,000,000)
Total		￦	-	￦	6,000,000

          Long-term debt is subject to various restrictive covenants. These covenants typically include restrictions on the debt to equity ratio, credit rating, working capital ratio, and other similar financial ratios. The Company was in compliance with these financial covenants during all periods presented.

9.        PROPERTY AND EQUIPMENT

          Property and equipment as of June 30, 2010 and 2009 are summarized as follows:

		2010		2009

Cost:
Land	￦	981,257	￦	981,257
Buildings		625,943		625,943
Structures		203,350		203,350
Vehicles		25,350		40,629
Tools, furniture and fixtures		76,993,018		62,986,908
Machinery and equipment		6,054,301		6,054,301
Software		5,230,167		4,742,157
		90,113,386		75,634,545
Accumulated depreciation:
Buildings		136,326		115,461
Structures		139,236		113,817
Vehicles		25,350		40,629
Tools, furniture and fixtures		54,123,608		44,224,728
Machinery and equipment		5,558,521		5,169,204
Software		4,003,959		3,501,150
		63,987,000		53,164,989
Accumulated loss on impairment:
Tools, furniture and fixtures		-		22,301
Machinery and equipment		12,359		-
		12,359		22,301
Carrying amount:
Land		981,257		981,257
Buildings		489,617		520,915
Structures		64,114		102,242
Vehicles		-		-
Tools, furniture and fixtures		22,869,410		16,671,127
Machinery and equipment		483,420		1,109,356
Software		1,226,208		1,160,694
	￦	26,114,027	￦	22,447,255

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

9.        PROPERTY AND EQUIPMENT (continued)

          For six-month periods ended June 30, 2010 and 2009, total depreciation expenses for the property and equipment were ￦5,620 million, and ￦4,659 million, respectively. Total depreciation expenses include cost of sales in an amount of ￦4,012 million and ￦3,135 million; and selling, general, administrative expenses of ￦1,608 million, and ￦1,524 million for six-month periods ended June 30, 2010 and 2009, respectively.

10.      INTANGIBLE ASSETS

          Summarized below is the carrying value and accumulated amortization of intangible assets as of June 30, 2010 and 2009:

		As of June 30, 2010
				Accumulated
		Gross carrying value		amortization		Net carrying value
Finite-lived intangible assets:
Trademarks	￦	77,057	￦	57,366	￦	19,691
Total finite-lived intangible assets	￦	77,057	￦	57,366	￦	19,691

		As of June 30, 2009
				Accumulated
		Gross carrying value		amortization		Net carrying value
Finite-lived intangible assets:
Trademarks	￦	77,057	￦	49,979	￦	27,078
Total finite-lived intangible assets	￦	77,057	￦	49,979	￦	27,078

          Amortization expenses charged for the periods ended June 30, 2010 and 2009 were ￦3.7 million, respectively.

          Future estimated annual amortization expense for the next five fiscal years is presented in the table below. Actual amortization expense in future periods could differ from this estimate as a result of acquisitions, changes in useful lives and other relevant factors.

Year	Amount
2011	7,387
2012	7,387
2013	1,224
2014	-
2015	-

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

11.      OTHER ASSETS AND LIABILITIES

Other Current Assets

		2010		2009
Short-term Loans	￦	2,500	￦	53,416
Allowance for doubtful accounts		(125)		(10,096)
Other receivables		582,290		439,179
Allowance for doubtful accounts		(15,723)		(23,459)
Accrued income		42,190		45,136
Advanced prepayments		3,133,513		4,477,088
Prepaid expenses		12,780,982		8,122,696
	￦	16,525,627	￦	13,103,960

Other non-current Assets
		2010		2009
Long-term financial instruments	￦	213,500	￦	16,500
Other investment securities		222,693		222,693
Long-term loans (*)		947,752		1,306,728
Allowance for doubtful accounts		(47,388)		(65,336)
Guarantee deposits (**)		3,208,209		3,216,729
Other investment		1,038,481		1,038,481
	￦	5,583,247	￦	5,735,795

(*) Long-term loans include loans to employees for mortgage in an amount of ￦765 million and ￦758 million as of June 30, 2010 and 2009, respectively.
(**) Guarantee deposits consist of deposits for leased offices.

Other current Liabilities

		2010		2009
Other payables	￦	2,465,520	￦	1,196,341
Advances from customers		134,099		260,710
Value-added tax payable		1,098,692		761,741
Withholdings (*)		11,118,299		6,461,120
Other accrued expenses		452,020		424,237
Deposits received		170,751		370,307
Income taxes payable		1,622,468		1,414,880
Derivatives		-		70,406
	￦	17,061,849	￦	10,959,742

(*) Withholdings are related to the Payment Gateway Service for accounts received from the credit card companies withheld before they are passed to the on-line shopping mall.

Other non-current Liabilities

		2010		2009
Unrecognized tax benefits(Note15)	￦	1,036,750	￦	148,135
	￦	1,036,750	￦	148,135

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

12.      OTHER INCOME (EXPENSE), net

Other income(expense), net		2010		2009
Loss on foreign currency transactions	￦	(104)	￦	(113)
Gain on disposal of property and equipment		2,267		1,642
Loss on impairment of property and equipment		(12,359)		-
Gain on valuation of derivates		22,266		21,427
Donations		(267,611)		(15,460)
Miscellaneous		(1,124)		-
	￦	(244,306)	￦	7,496

13.      EQUITY

          Common stock

          The holder of each share of common stock has the right to one vote. The number of issued common shares as of June 30, 2010 and 2009 are 13,605,766, respectively. All common stock is issued at par value. Amount of capital stock and additional paid-in capital as of June 30, 2010 and 2009 are as follows:

		2010		2009
Capital stock:
Common stock	￦	6,802,883	￦	6,802,883
Total	￦	6,802,883	￦	6,802,883

Additional paid-in capital:
Other paid-in capital	￦	33,568	￦	33,568
Total	￦	33,568	￦	33,568

          Stock retirement

          Total amount of common stocks retired as of June 30, 2010 and 2009 are as follows:

		2010	2009
	Shares	Amount	Shares	Amount
Common stock	-	-	946,018	473,009
Total	-	-	946,018	473,009

          According to ASC 505, if an enterprise’s stock is retired, an excess of purchase price over par or stated value may be allocated between additional paid-in capital and retained earnings. On March 26, 2009, the Company repurchased and retired 946,018 shares of common stock and an excess of repurchase price over par value was allocated to the retained earnings for amount of ￦3,615 million.

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

14.      ACCRUED SEVERANCE BENEFITS

          Accrued severance benefits as of June 30, 2010 and 2009 are as follows:

		2010		2009

Balance at beginning of period	￦	2,458,097	￦	1,993,792
Provision for severance benefits		569,331		405,862
Severance payments during the period		(323,104)		(148,307)
Balance at end of period		2,704,324		2,251,347
Deposit for severance benefits insurance		(1,511,464)		(1,168,925)
Accrued severance benefits	￦	1,192,860	￦	1,082,422

          The severance benefits are funded approximately 55.9% and 51.9% as of June 30, 2010 and 2009, respectively through severance insurance deposits with the Shinhan Life Insurance Company and the Hana Bank for the payment of severance benefits. The Company has no additional liability once the amount has been contributed, thus the Company deducts contributions made to the severance insurance deposits from accrued severance benefit liabilities. The beneficiaries of the severance insurance deposit are the Company’s employees.

          The Company expects to pay the following severance benefits, which are currently accrued for the Company’s obligation through June 30, 2010, to its employees. If they terminate upon their normal retirement age:

2011		-
2012		-
2013		-
2014		-
2015		-
2016~2020	￦	235,392

          The above amounts were determined based on the employees’ current salary rates and the number of service years that will be accumulated upon their retirement date. These amounts do not include amounts that might be paid to employees who will cease working with the Company before their normal retirement age.

15.      INCOME TAXES

          In accordance with the amendment of Corporate Tax Act enacted in 2008, the statutory income tax rate was amended to 24.2% effective for fiscal year 2009 and 22.0% for fiscal years 2010 and thereafter. However, in 2009, Corporate Income Tax Law was further amended and the statutory income tax rate of 24.2% is effective for fiscal years 2009 until 2011 and 22% for fiscal years 2012 and thereafter. Accordingly, deferred income taxes as of December 31, 2009 were calculated based on the enacted rates of 24.2% and 22.0% .

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

15.      INCOME TAXES (continued)

          Actual income tax expense differs from the theoretical amount that would arise at the Korean statutory tax rate for six months ended June 30, 2010 and 2009 as follows:

		2010		2009

Income tax expense at Korean statutory tax rate	￦	2,526,580	￦	1,920,220
Nondeductible items		113,806		(90,455)
Adjustments to uncertain and effectively settled tax positions		(688,185)		(276,014)
Income tax exemption		68,283		(5,524)
Other		(31,256		115,595
Income tax expense(benefit)	￦	1,989,228	￦	1,663,822

          The following is a reconciliation of income taxes computed at the Korean tax rate to actual effective income tax provision:

	2010	2009

Statutory income tax rate	24.2%	24.2%
Expenses not deductible for tax purposes	1.1	(1.1)
Tax exemptions	(6.6)	(3.5)
FIN 48 tax contingencies and settlements	0.6	(0.1)
Others	(0.3)	1.3
Effective income tax rate	19.0%	20.8%

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

15.      INCOME TAXES (continued)

          Deferred tax assets and liabilities

          Deferred income taxes reflect the temporary differences between the amounts at which assets and liabilities are recorded for financial reporting purposes and the amounts utilized for tax purposes. The primary components of the temporary differences that gave rise to the Company’s deferred tax assets and liabilities as of June 30, 2010 and 2009, and their classification, were as follows:

Deferred tax assets
		2010		2009
Investment securities	￦	271,154	￦	293,155
Depreciation and amortization		112,542		49,014
Derivatives		-		15,489
Advanced payments		-		169,806
Other payables		487,232		379,238
Advances from customers		21,341		51,398
Accrued severance benefits		512,685		411,465
Bad debt		207.501		6,609
Other		113,492		121,679
Total deferred tax assets	￦	1,725,947	￦	1,497,853

Deferred tax liabilities
		2010		2009
Accounts receivable	￦	960,589	￦	774,248
Other current assets		9,560		9,265
Deposit for severance benefits insurance		332,522		257,163
Other		587,872		-
Total deferred tax liabilities	￦	1,890,543	￦	1,040,676

Reported as:
		2010		2009

Current deferred tax assets	￦	-	￦	175,164
Non-current deferred tax assets		-		282,013
Current deferred tax liabilities		12,060		-
Non-current deferred tax liabilities		152,536		-
Net deferred income tax assets(liabilities)	￦	(164,596)	￦	457,177

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

15.      INCOME TAXES (continued)

          Uncertain tax positions

          On January 1, 2009, the Company adopted the provisions of ASC 740 which set outs a consistent framework to determine the appropriate level of tax reserve for uncertain tax positions. ASC Subtopic 740-10 originally was effective for fiscal years beginning after December 15, 2006. The FASB issued ASC Subtopic 740-10 (FSP FIN 48-3, Effective date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises), which deferred the effective date of ASC Subtopic 740-10 for nonpublic entities that had not already issued a complete set of annual financial statements fully reflecting ASC Subtopic 740-10’s requirements or are consolidated entities of public entities that report in US GAAP. This means that ASC Subtopic 740-10 was required for such entities with fiscal years beginning after December 15, 2008 and accordingly, the Company adopted the provisions in 2009.

          The following table is a reconciliation of the beginning and ending amount of the Company’s gross unrecognized tax benefits for the six-month periods ended June 30, 2010 and 2009:

		2010
Beginning balance	￦	963,778
Gross increases/(decreases) – tax positions in prior period		-
Gross increases/(decreases) – current period tax positions		72,972
Settlements		-
Lapse of statute of limitations		-
Ending balance	￦	1,036,750

		2009
Beginning balance	￦	154,210
Gross increases/(decreases) – tax positions in prior period		-
Gross increases/(decreases) – current period tax positions		(6,075)
Settlements		-
Lapse of statute of limitations		-
Ending balance	￦	148,135

          Upon adoption at January 1, 2009, the Company’s decreased retained earnings by ￦154,210 thousand. For the six-month periods ended June 30, 2009, the unrecognized tax benefit decreased by ￦6,075 thousand which all related to permanent differences. As of June 30, 2009, the Company’s total unrecognized tax benefits that, if recognized, would affect the effective tax rate is ￦148,135 thousand. During the six-month periods ended June 30, 2009, the Company recognized approximately ￦82 thousand for the payment of interest and penalty. The Company had approximately ￦11,544 thousand and ￦5,661 thousand for the payment of interest and penalties accrued in the balance sheet as of June 30,2009.

          For the six-month periods ended June 30, 2010, the unrecognized tax benefit increased by ￦72,972 thousand which all related to permanent differences. As of June 30, 2010, the Company’s total unrecognized tax benefits that, if recognized, would affect the effective tax rate is ￦1,036,750 thousand. During the six-month periods ended June 30, 2010, the Company recognized approximately ￦3,687 thousand for the payment of interest and penalty. The Company had approximately ￦18,090 thousand and ￦39,827 thousand for the payment of interest and penalties accrued in the balance sheet as of June 30,2010.

          The Company files income tax returns in the Republic of Korea. In 2007, the Korea National Tax Service, or NTS, has effectively completed the examination of the Company’s returns in the Republic of Korea related to years 2002 through 2006.

          It is expected that the amount of unrecognized tax benefits will also change for other reasons in the next 12 months; however, the Company does not expect the change to have a significant impact on our financial position or results of operations

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

16.      EARNINGS PER SHARE

          Basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding for the period, less the weighted average number of shares subject to stock retirement.

          The following details the computation of earnings per share of common stock for six months ended June 30, 2010 and 2009:

		2010		2009

Net income	￦	8,507,918	￦	6,321,908
Weighted average shares used in computing basic earnings per share		13,800,153		14,044,802
Basic earnings per share		617		450

17.      COMMITMENTS AND CONTINGENCIES

          The Company is involved in a total of four litigations that have arisen in the ordinary course of business, including matters involving price fixing. The results and timing of the ultimate resolutions of these proceedings are inherently unpredictable. The outcome of any claim, suit, assessment, investigation, or legal proceeding, individually or collectively will depend on a number of variables, including the nature, timing, and amount of any associated expenses, amounts paid in settlement, damages or other remedies or consequences. As of June 30, 2010, the Company did not accrue liabilities with respect to the pending litigations. The Company will accrue a liability when it believes that it is both probable that a liability has been incurred and that it can reasonably estimate the amount of the loss.

          As of June 30, 2010, the Company has guarantees provided by non-related party for the Company as follows:

Providing by		Amount	Description

Seoul Guarantee Insurance Co., Ltd.	￦	10,456,000	Payment guarantee provided by the insurance company

18.      PLEDGED ASSETS

          Details of assets pledged by the Company as collateral for operating activities as of June 30, 2010 are as follows

Pledged to	Pledged assets		Pledged amount
Kookmin Bank	Short-term financial instruments	￦	1,079,364
Industrial Bank of Korea	Short-term financial instruments		100,000
Shinhan Bank	Long-term financial instruments		194,000
		￦	1,373,364

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

19.      SUPPLEMENTAL CASH FLOWS INFORMATION

          Supplemental cash flows information for the periods ended June 30, 2010 and 2009 is as follows:

		2010		2009

Cash paid during the year for
Interest	￦	255,509	￦	267,960
Income taxes		2,184,689		1,118,759
	￦	2,440,198	￦	1,386,719

20.      RELATED PARTY TRANSACTIONS

          Significant transactions which occurred in the normal course of business with related companies as of June 30, 2010 and 2009 are as follows:

Relationship	Name	Transaction		2010		2009

Other	Kooryoonsoft Co. Ltd	Sales and others	￦	15,336	￦	38,540
		Purchases and others	￦	242,965	￦	202,207

          Account balances with related companies as of June 30, 2010 and 2009 are as follows:

Relationship	Name		2010			2009
			Receivables	Payables		Receivables		Payables
Other	Kooryoonsoft Co. Ltd	￦	21,191	-	￦	106,065	￦	22,677

21.      CONCENTRATIONS OF CREDIT RISKS

          Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash, cash equivalents, restricted deposits, and accounts receivable. Substantially all of the Company’s cash, cash equivalents, and short-term and long-term financial instruments are held at financial institutions that management believes to be of high credit quality.

          A substantial portion of the Company’s sales for six months ended June 30, 2010 and 2009 were made to credit card companies. Sales and accounts receivable from customers accounting for 10% or more of the Company’s sales are as follows:

		Sales for the period ended		Accounts receivable as of
Major Customers		June 30, 2010		June 30, 2010
BC Card	￦	10,811,047	￦	1,995,160
NTS (National Tax Service)		4,053,506		2,371,165
Shinhan Card		8,792,240		1,611,020
Kookmin Card		7,009,895		1,261,050
	￦	30,666,688	￦	7,238,395

		Sales for the period ended		Accounts receivable as of
Major Customers		June 30, 2009		June 30, 2009
BC Card	￦	10,275,047	￦	2,353,548
NTS (National Tax Service)		2,462,656		1,448,175
Shinhan Card		6,733,393		1,250,688
Kookmin Card		5,919,433		1,064,968
	￦	25,390,529	￦	6,117,379

KSNET, Inc.
Notes to the Unaudited Financial Statements
For the six months ended June 30, 2010 and 2009
(All amounts stated in thousands of Korean won, unless otherwise stated)

22.      SUBSEQUENT EVENTS

          On September 16, 2010, Net 1 UEPS Technologies, Inc. announced that it had agreed to purchase 98.73% of the outstanding share capital of the Company for ￦270 billion in cash, subject to a post-closing working capital adjustment. The acquisition closed on October 29, 2010 and the acquisition was made by Net 1 Applied Technologies Korea, an indirect wholly-owned subsidiary of Net 1 UEPS Technologies, Inc.

NET 1 UEPS TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Overview

          The following unaudited pro forma combined financial statements have been prepared to give effect to the Acquisition. We have prepared these unaudited pro forma combined financial statements based on (a) our historical audited consolidated financial statements as of and for the year ended June 30, 2010 and (b) financial information for KSNET as of the same date and for the same period which has been derived as described below. The unaudited pro forma combined financial statements present the pro forma financial position and results of operations of the combined company based on the historical financial information and after giving effect to the Acquisition and certain adjustments which we believe to be factually supportable as described in the notes to the unaudited pro forma combined financial statements.

          We have presented an unaudited pro forma combined balance sheet which combines the historical balance sheets of Net1 and KSNET, each as of June 30, 2010, as if the Acquisition had occurred on that date. We have presented an unaudited combined pro forma statement of operations of Net1 and KSNET which combines the historical statements of operations of Net1 for the year ended June 30, 2010, and financial information for KSNET for the same period, as if the Acquisition had occurred on July 1, 2009.

          Our fiscal year ends on June 30 and KSNET’s fiscal year ends on December 31. SEC rules require us to prepare the pro forma statement of operations by using our fiscal year end and bring KSNET’s statement of operations up to within 93 days of our fiscal year end. Thus, we have prepared the pro forma combined statement of operations to coincide with our fiscal year end as follows:

          We used KSNET’s statement of operations for the year ended December 31, 2009, added the first six months of KSNET’s 2010 fiscal year (i.e. the six months ended June 30, 2010) and deducted the comparable period of KSNET’s 2009 fiscal year (i.e., the six months ended June 30, 2009).

          The financial information of KSNET which has been derived as described above for the year ended June 30, 2010, was prepared in accordance with US GAAP, is unaudited, and is denominated in Korean Won (“KRW”). An exchange rate of $1/KRW1,217.73 has been used to translate KSNET’s historical balance sheet as of June 30, 2010, from KRW to U.S. dollars, based on the closing exchange rate as of June 30, 2010, as reported by an independent external source (www.oanda.com) (“Oanda”). An exchange rate of $1/KRW1,183.33 has been used to translate KSNET’s results of operations for the year ended June 30, 2010, from KRW to U.S. dollars, based on the average daily exchange rate for the year ended June 30, 2010, as reported by Oanda.

          The Acquisition has been recorded using the purchase method of accounting. Under the purchase method of accounting, the aggregate consideration paid is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the transaction date. Any purchase price in excess of net assets acquired is recorded as goodwill. These unaudited pro forma combined financial statements have been prepared based on preliminary estimates of fair values. The actual amounts and the allocation between net tangible and intangible assets ultimately recorded may differ materially from the information presented in these unaudited pro forma combined financial statements, including property, plant and equipment, identifiable intangible assets and residual goodwill. The preliminary estimates of the fair values of the assets acquired and liabilities assumed reflected herein are subject to change based upon completion of the valuation of the assets acquired and liabilities assumed as of the closing date.

          No account has been taken within these unaudited pro forma combined financial statements of any future changes in accounting policies or any synergies (including cost savings), all of which may or may not occur as a result of the Acquisition. In addition, the impact of ongoing integration activities and other changes in KSNET’s assets and liabilities could cause material differences in the information presented.

          These unaudited pro forma combined financial statements are not necessarily indicative of the consolidated results of operations or financial position of the combined company that would have been reported had the Acquisition been completed as of the dates presented, and are not necessarily representative of future consolidated results of operations or financial condition of the combined company.

          You should read these unaudited pro forma combined financial statements in conjunction with the historical audited consolidated financial statements and accompanying notes of KSNET included in Item 9.01(a) of this Form 8-K/A and our audited consolidated financial statements included in our Annual Report on Form 10-K. Certain KSNET balances have been reclassified to conform to the balance sheet and statement of operations presentation of Net1.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
(in thousands, except per share data or unless otherwise indicated)
As of June 30, 2010

	Net1	KSNET	KSNET	Pro forma		Pro forma
	(USD ‘000)	(KRW M)	(USD ‘000)	adjustments	Notes	(USD ‘000)
ASSETS
Current assets
Cash and cash equivalents	153,742	8,899	7,308	(116,610)	3(a)	44,440
Pre-funded social welfare grants receivable	6,660	-	-			6,660
Accounts receivable, net	41,854	27,637	22,695			64,549
Finance loans receivable, net	4,221	-	-			4,221
Inventory	3,622	1,381	1,134			4,756
Deferred income taxes	16,330	-	-			16,330
Other current assets	-	3,199	2,627			2,627
Total current assets before settlement assets	226,429	41,116	33,764	(116,610)		143,583
Settlement assets	83,661	11,118	9,130			92,791
Total current assets	310,090	52,234	42,894	(116,610)		236,374
Long term receivable,	7,423	100	82			7,505
Property, plant and equipment, net	7,286	26,114	21,445			28,731
Equity-accounted investments	2,598	-	-			2,598
Goodwill	76,346	-	-	92,800	3(b)	169,146
Intangible assets, net	68,347	20	16	117,691	3(c)	186,054
Other long-term assets	-	7,089	5,821			5,821
TOTAL ASSETS	472,090	85,557	70,258	93,881		636,229
LIABILITIES
Current liabilities
				5,393	3(d)
Trade payables	3,596	6,155	5,054	2,855	3(e)	16,898
Other payables	50,855	5,369	4,409	592	3(f)	55,856
Short-term borrowings	-	2,000	1,642			1,642
Current portion of long-term debt	-	6,000	4,927	6,672	3(g)	11,599
Income taxes payable	3,476	1,622	1,332			4,808
Total current liabilities before settlement obligations	57,927	21,146	17,364	15,512		90,803
Settlement obligations	83,661	11,118	9,130			92,791
Total current liabilities	141,588	32,264	26,494	15,512		183,594
Deferred income taxes	38,858	153	125	26,494	3(c)	65,477
Long-term debt	4,343	-	-	100,495	3(g)	104,838
Accrued severance benefits	-	1,193	980			980
TOTAL LIABILITIES	184,789	33,610	27,599	142,501		354,889
Common stock	59	6,803	5,587	(5,587)	3(h)	59
Additional paid-in-capital	133,543	34	28	(28)	3(h)	133,543
Treasury shares	(173,671)	-	-			(173,671)
Accumulated other comprehensive income	(66,396)	-	-			(66,396)
				(5,393)	3(d)
				(2,855)	3(e)
				(592)	3(f)
Retained earnings	392,343	45,110	37,044	(37,044)	3(h)	383,503
TOTAL NET1 EQUITY	285,878	51,947	42,659	(51,499)		277,038
Non-controlling interest	1,423	-	-	2,879		4,302
TOTAL EQUITY	287,301	51,947	42,659	(48,620)		281,340
TOTAL LIABILITIES AND EQUITY	472,090	85,557	70,258	93,881		636,229

See accompanying notes to unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(in thousands, except per share data or unless otherwise indicated)
For the year ended June 30, 2010

	Net1	KSNET	KSNET	Pro forma		Pro forma
	(USD ‘000)	(KRW M)	(USD ‘000)	adjustments	Notes	(USD ‘000)

Revenue	280,364	101,578	85,841			366,205

Expenses
Cost of goods sold, IT processing,
servicing and support	72,973	54,437	46,003			118,976
				39	3(e)
				164	3(f)
General and administration	80,854	25,902	21,889	202	3(i)	103,148
Depreciation and amortization	19,348	3,141	2,654	12,046	3(c)	34,048
Impairment of goodwill	37,378	-	-			37,378

Operating income (loss)	69,811	18,098	15,295	(12,451)		72,655

				(7,731)	3(a)
Interest income (expense), net	9,069	156	132	(7,852)	3(e)	(6,382)

Net income (loss) before income taxes	78,880	18,254	15,427	(28,034)		66,273

				(2,671)	3(a)
				(2,915)	3(c)
Income tax expense (benefit)	40,822	4,176	3,529	40	3(f)	38,805

Net income (loss) before earnings from equity-accounted investments	38,058	14,078	11,898	(22,488)		27,468

Earnings from equity-accounted investments	93	-	-			93

Net income (loss)	38,151	14,078	11,898	(22,488)		27,561

Add: Net loss attributable to non-controlling interest	(839)	-	-			(839)

Net income (loss) attributable to Net1	38,990	14,078	11,898	(22,488)		28,400

Earnings per share:
Basic earnings	0.84					0.61
Diluted earnings	0.84					0.61

Weighted-average number of outstanding shares of common stock used to calculate basic earnings per share	46,244,609			60,000	3(i)	46,304,609

Weighted-average number of outstanding shares of common stock used to calculate diluted earnings per share	46,434,608			60,000	3(i)	46,494,608

See accompanying notes to unaudited pro forma combined financial statements.

NET 1 UEPS TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. Basis of presentation

          The accompanying unaudited pro forma combined financial statements present the pro forma financial position and results of operations of the combined company based on the historical financial information and after giving effect to the Acquisition and certain adjustments which we believe to be factually supportable, which are described in these notes. The Acquisition has been recorded using the purchase method of accounting, with Net1 as the acquirer. Please refer to “Overview” for further discussion of the basis of presentation of these unaudited pro forma combined financial statements.

          Certain KSNET balances have been reclassified to conform to the balance sheet and statement of operations presentation of Net1 as described in Note 3(j).

2. Acquisition of KSNET

          The following table sets forth the components of the purchase price for the Acquisition (using exchange rates applicable as of June 30, 2010 for cash paid at closing):

USD ‘000
Cash paid at closing to former KSNET shareholders	221,724
Cash payable to former KSNET shareholders resulting from the working capital adjustment	2,053
Total purchase price	223,777

          The following table sets forth the preliminary allocation of the purchase price:

USD ‘000
Cash and cash equivalents	7,308
Accounts receivable, net	22,695
Inventory	1,134
Other current assets	2,627
Settlement assets	9,130
Long term receivable,	82
Property, plant and equipment, net	21,445
Goodwill	92,800
Intangible assets, net	117,708
Other long-term assets	5,821
Trade payables	(5,054)
Other payables	(4,409)
Short-term borrowings	(1,642)
Current portion of long-term borrowings	(4,927)
Income taxes payable	(1,332)
Settlement obligations	(9,130)
Deferred income taxes - long-term liabilities	(26,620)
Accrued severance benefits	(980)
Total net assets of KSNET attributable to shareholders, including goodwill	226,656
Less attributable to non-controlling interest	(2,879)
Total purchase price	223,777

          The preliminary purchase price allocation is based on management estimates as of January 12, 2011, and may be adjusted up to one year following the closing of the Acquisition. The purchase price allocation has not been finalized, as management has not yet analyzed in detail the assets acquired and liabilities assumed. We expect to finalize the purchase price allocation on or before June 30, 2011. The actual amounts and the allocation between net tangible and intangible assets ultimately recorded may differ materially from the information presented in these unaudited pro forma combined financial statements, including property, plant and equipment, identifiable intangible assets and residual goodwill.

          3. Pro forma adjustments

          The following are descriptions of each of the pro forma adjustments included in the unaudited pro forma combined financial statements:

(a) Reduction in cash and cash equivalents and interest income

Represents the estimated reduction in interest income of $7.7 million on Net1’s cash reserves of $116.6 million for the year ended June 30, 2010, which was used to fund the a portion of the Acquisition at an assumed pre-tax South African interest rate of 6.63% . The tax effect of $2.7 million related to this adjustment is included on the income tax expense line in the unaudited pro forma combined statement of operations.

(b) Goodwill

Represents the excess of the purchase price over the fair value of net assets acquired of $133.8 million as presented within the preliminary purchase price allocation in Note 2 above.

(c) Acquired intangible assets and amortization expense

Represents the portion of the purchase price allocated to KSNET’s intangible assets acquired, at estimated fair values based on management’s estimates. As of June 30, 2010, these assets had a carrying value on KSNET’s balance sheet of approximately $1 million. As noted above, this identification and estimation of fair value is provisional and may change when the final purchase price allocation is made. Since the tax basis of these identifiable intangible assets is less than their accounting basis, the purchase price allocated to these assets results in additional deferred tax liabilities.

				Annual
	Fair value		Estimated	amortization	Annual
	(KRW	Fair value	useful life	expense (1)	tax effect
	million)	(USD ‘000)	(in years)	(USD ‘000)	(USD ‘000)
Finite lived intangibles assets
Customer relationships	106,624	87,560	15	5,837	1,413
Software	33,032	27,126	5	5,425	1,313
Trade names	4,860	3,991	20	443	107
	144,516	118,677		11,705	2,833
Deferred tax liabilities
Customer relationships	23,692	19,456
Software	7,484	6,146
Trade names	1,087	892
	32,263	26,494

(1)

Using the average exchange rate for the year ended June 30, 2010, the total annual amortization expense related to these intangible assets was $12.0 million. The deferred tax effect of $2.9 million related to this adjustment is included on the income tax expense line in the unaudited pro forma combined statement of operations.

(d) Transaction costs – incurred subsequent to June 30, 2010

Represents the Company’s estimate of the expected KSNET acquisition costs of $5.4 million owing to external professional advisors for services provided which are not reflected in Net1’s June 30, 2010 consolidated balance sheet. These costs have been accrued as a current liability. We do not expect to deduct these expenses for tax purposes. Because we are required to expense these costs as they are incurred, we have charged them to retained earnings as of June 30, 2010. No adjustment has been made to the unaudited pro forma combined statement of operations for these costs as they are non-recurring.

(e) Upfront fees, deferred financing costs and interest expense

On signing the Facilities Agreement, upfront fees and deferred financing costs of KRW 3.5 billion (equivalent of $2.9 million) at the USD/ KRW exchange rate on June 30, 2010, were paid. Accordingly, an amount of $2.9 million is included in accounts payable as of June 30, 2010.

Represents interest of $7.5 million under the Facilities Agreement for the year ended June 30, 2010, using the Korea CD rate of 2.66% plus the margin of 4.10% . Amount also includes $0.4 million which represents twelve months of amortization of the total deferred financing costs, or KRW 1.7 billion (equivalent of $1.3 million) at the USD/ KRW exchange rate on July 1, 2009, on signing the Facilities Agreement.

A change of 1/8th of a percentage point in the CD rate results in a change of KRW 0.2 billion (equivalent of $0.1 million) in the interest expense.

(f) Salary and cash incentive compensation

Represents the effect of the increase in the salary and cash incentive compensation of a member of KSNET’s management. We agreed to these compensation arrangements as a condition to the closing of the Acquisition, which became effective on closing and remain fixed until June 30, 2013. The expected incremental difference between the compensation expense included in KSNET’s historical statement of operations and the new compensation arrangements are reflected in the combined pro forma combined statement of operations.

(g) Long-term debt and current portion of long-term debt

Represents a loan in the principal amount of KRW 130.5 Billion, or $107.2 million, translated at exchange rates prevailing on June 30, 2010, under the senior facilities agreement (“Facilities Agreement”) used to fund a portion of the Acquisition. Under the Facilities Agreement, $6.7 million of the total $107.2 million facility is repayable one year after the initial draw down of the facility. As a result, we have included this amount within current liabilities and the remainder in long-term debt in the unaudited pro forma combined balance sheet.

(h) Elimination of KSNET shareholders’ equity

Represents the elimination of KSNET’s common stock of $5.6 million, additional paid in capital of $0.03 million and retained earnings of $37.0 million, acquired by Net1.

(i) Stock-based compensation

Represents the annual stock-based compensation charge of $0.2 million related to 60,000 restricted shares of Net1’s common stock awarded to a member of KSNET’s management. The restricted stock vests on June 30, 2014, unless the recipient fails to receive a conditional incremental bonus for each of the fiscal years ended June 30, 2011, 2012, 2013 and 2014, in which event the restricted stock shall not vest. We have assumed that all 60,000 shares of restricted stock will vest on June 30, 2014. The restricted stock has been valued using the closing price, or $12.33, of our common stock on October 29, 2010, the acquisition date, and the effective date of the restricted stock award agreement. We do not expect to deduct this stock-based compensation charge for tax purposes.

(j) Reclassifications

Certain balances have been reclassified from the financial statements of KSNET so their presentation would be consistent with Net1.

The following reclassifications have been made to the balance sheet as of June 30, 2010 (in millions):

KRW
Cash and cash equivalents
KSNET:
Cash and cash equivalents	20,017
Reclassified to settlement assets	(11,118)
KSNET cash and cash equivalents after reclassification	8,899

Accounts receivable, net
KSNET:
Accounts receivable, net	11,111
Other current assets	16,526
KSNET accounts receivable, net after reclassification	27,637
Other long-term assets, net
KSNET:
Other long-term assets	5,583
Non-current accounts receivable, net	1,506
KSNET other loan-term assets, net after reclassification	7,089
Other current liabilities
KSNET:
Other current liabilities	17,061
Deferred tax liabilities	12
Other non-current liabilities	1,036
Reclassified to settlement obligations	(11,118)
Reclassified to income taxes payable	(1,622)
KSNET other current liabilities after reclassification	5,369

No significant reclassifications were made to the statement of operations for the year ended June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: January 12, 2011	By: /s/ Serge Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer